                              US$ 1,575,000,000.00


                              BRIDGE LOAN AGREEMENT

                                   dated as of

                                  June 12, 1997


                                      among


                               PACIFICORP ENERGYCO
                                   as Borrower

                        PACIFICORP GROUP HOLDINGS COMPANY
                                  as Guarantor



                            THE LENDERS named herein,

                       GOLDMAN SACHS CREDIT PARTNERS L.P.,
                    MORGAN GUARANTY TRUST COMPANY OF NEW YORK
                           CITIBANK N.A, as Arrangers,


                                       and


                         CITIBANK N.A., as Paying Agent

                                TABLE OF CONTENTS
                                                                            Page

                                   ARTICLE I


                                  DEFINITIONS...............................  1
Section 1.1.      Defined Terms.............................................  1
Section 1.2.      Interpretation............................................ 29

                                  ARTICLE II

                        THE CREDIT FACILITY................................. 29
Section 2.1.      Commitments to Make Bridge Loans.......................... 29
Section 2.2.      Extension of Bridge Loans................................. 30
Section 2.3.      Certain Fees.............................................. 31
Section 2.4.      Interest; Payment in Kind Option; and Default Interest.... 31
Section 2.5.      Mandatory Prepayment...................................... 32
Section 2.6.      Optional Prepayment....................................... 33
Section 2.7.      Indemnity................................................. 34
Section 2.8.      Effect of Notice of Prepayment............................ 34
Section 2.9.      Method of Payment......................................... 34
Section 2.10.     Payments.................................................. 35
Section 2.11.     Taxes..................................................... 36
Section 2.12.     Right of Set Off; Sharing of Payments, Etc................ 40

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES..................... 41
Section 3.1.      Representations and Warranties in the Credit Facilities... 41
Section 3.2.      Organization; Powers...................................... 41
Section 3.3.      Due Authorization and Enforceability...................... 42
Section 3.4.      No Conflicts.............................................. 42
Section 3.5.      No Violations; Material Contracts......................... 43
Section 3.6.      Capital Stock; Subsidiaries............................... 43
Section 3.7.      Liens..................................................... 45
Section 3.8.      No Violation of Regulations of Board of Governors of
                   Federal Reserve System................................... 45
Section 3.9.      Governmental Regulations.................................. 45
Section 3.10.     Financial Statements; No Undisclosed Liabilities.......... 45
Section 3.11.     Full Disclosure........................................... 46
Section 3.12.     Private Offering; Rule 144A Matters....................... 46


Section 3.13.     Absence of Proceedings..................................... 47
Section 3.14.     Taxes...................................................... 47
Section 3.15.     No Material Adverse Change................................. 47

                                  ARTICLE IV

                           COVENANTS......................................... 47
Section 4.1.      Use of Proceeds............................................ 48
Section 4.2.      Notice of Default and Related Matters...................... 48
Section 4.3.      Merger and Sale............................................ 48
Section 4.4.      Information; Special Rights; Compliance Certificates....... 49
Section 4.5.      Authorizations and Approvals............................... 51
Section 4.6.      Limitation on Incurrence of Additional Indebtedness
                   and Issuance of Additional Preferred Stock................ 51
Section 4.7.      Compliance with Laws....................................... 52
Section 4.8.      Anti-Layering.............................................. 53
Section 4.9.      Sale and Leaseback Transactions............................ 53
Section 4.10.     Restricted Payments........................................ 53
Section 4.11.     Limitation on Restrictions on Distributions from
                  Subsidiaries............................................... 54
Section 4.12.     Limitation on Sales of Assets and Subsidiary Stock......... 54
Section 4.13.     Limitation on Transactions with Affiliates................. 55
Section 4.14.     Line of Business; Limitation on Newco's Activities......... 55
Section 4.15.     Other Indebtedness and Agreements.......................... 56
Section 4.16.     Liens...................................................... 56
Section 4.17.     Existence; Business and Properties......................... 56
Section 4.18.     Insurance.................................................. 56
Section 4.19.     Stay, Extension and Usury Laws............................. 57
Section 4.20.     Change of Control.......................................... 57
Section 4.21.     Obligations and Taxes...................................... 59
Section 4.22.     Leverage Ratio............................................. 60
Section 4.23.     Interest Expense Coverage Ratio............................ 60
Section 4.24.     Offer Conditions........................................... 60
Section 4.25.     Margin Stock Limitations................................... 62

                                   ARTICLE V

                      CONDITIONS............................................. 62
Section 5.1.      Effectiveness.............................................. 62
Section 5.2.      Closing.................................................... 63
Section 5.3.      Conditions of the Lenders' Obligations..................... 63


                                   ARTICLE VI


                     TRANSFER OF THE SECURITIES; REPRESENTATIONS OF LENDERS.. 65
Section 6.1.      Transfer of the Securities................................. 65
Section 6.2.      Replacement Securities Upon Transfer or Exchange........... 66
Section 6.3.      Register................................................... 66

                                   ARTICLE VII

                         EVENTS OF DEFAULT................................... 67
Section 7.1.      Events of Default.......................................... 67
Section 7.2.      Acceleration............................................... 70
Section 7.3.      No Avoidance of Premium.................................... 71
Section 7.4.      Rights and Remedies Cumulative............................. 71
Section 7.5.      Delay or Omission Not Waiver............................... 71
Section 7.6.      Waiver of Past Defaults.................................... 71
Section 7.7.      Rights of Lenders To Receive Payment....................... 72

                                  ARTICLE VIII

                         PERMANENT SECURITIES................................ 72
Section 8.1.      Permanent Securities....................................... 72

                                   ARTICLE IX

                         TERMINATION......................................... 73
Section 9.1.      Termination................................................ 73
Section 9.2.      Liability.................................................. 73

                                    ARTICLE X

                         GUARANTEE........................................... 73
Section 10.1.     The Guarantee.............................................. 73
Section 10.2.     Limitation on Liability.................................... 75
Section 10.3.     Stay of Acceleration....................................... 75

                                   ARTICLE XI

                         INDEMNITY........................................... 76
Section 11.1.     Indemnification............................................ 76
Section 11.2.     Indemnity not Available.................................... 76
Section 11.3.     Settlement of Claims....................................... 77
Section 11.4.     Appearance Expenses........................................ 77
Section 11.5.     Indemnity for Taxes, Reserves and Expenses................. 77
Section 11.6.     Survival of Indemnification................................ 78
Section 11.7.     Liability Not Exclusive; Payments.......................... 78


                                   ARTICLE XII

                         THE AGENT; THE ARRANGERS............................ 78
Section 12.1.     Appointment................................................ 78
Section 12.2.     Delegation of Duties....................................... 79
Section 12.3.     Exculpatory Provisions..................................... 79
Section 12.4.     Reliance by Agent.......................................... 79
Section 12.5.     Notice of Default.......................................... 80
Section 12.6.     Non-Reliance on Agent and Other Lenders.................... 80
Section 12.7.     Indemnification............................................ 81
Section 12.8.     Agent, in Its Individual Capacities........................ 81
Section 12.9.     Successor Paying Agent..................................... 81
Section 12.10.    Successor Paying Agent..................................... 82

                                  ARTICLE XIII

                         MISCELLANEOUS....................................... 82
Section 13.1.     Expenses; Documentary Taxes................................ 82
Section 13.2.     Notices.................................................... 82
Section 13.3.     Consent to Amendments and Waivers.......................... 83
Section 13.4.     Parties.................................................... 84
Section 13.5.     New York Law; Submission to Jurisdiction; Waiver of Jury
                   Trial..................................................... 84
Section 13.6.     Replacement Notes.......................................... 85
Section 13.7.     Marshalling; Recapture..................................... 85
Section 13.8.     Limitation of Liability.................................... 85
Section 13.9.     Independence of Covenants.................................. 86
Section 13.10.    Currency Indemnity......................................... 86
Section 13.11.    Waiver of Immunity......................................... 86
Section 13.12.    Freedom of Choice.......................................... 86
Section 13.13.    Successors and Assigns..................................... 86
Section 13.14.    Severability Clause........................................ 87
Section 13.15.    Representations, Warranties and Agreements to Survive
                   Delivery.................................................. 87
Section 13.16.    Appointment of Agent....................................... 87


         Schedules and Exhibits
         ----------------------
         Schedule 3.5               Material Contracts
         Schedule 3.6               Newco Subsidiaries and Ownership Percentage
         Schedule 3.9               Governmental Regulations
         Schedule 3.13              Pending or Threatened Proceedings
         Schedule 4.10              Permitted Investments
         Schedule 4.13              Affiliate Transactions

         Exhibit A                  Assignment and Acceptance
         Exhibit B                  Bridge Note
         Exhibit C                  Equity Registration Rights Agreement
         Exhibit D                  Escrow Agreement
         Exhibit E                  Stockholders Agreement
         Exhibit F-1                Newco Tax Sharing Agreement
         Exhibit F-2                Capital Contribution Agreement
         Exhibit F-3                U.K. Tax Sharing Agreement
         Exhibit F-4                U.S. Tax Sharing Agreement
         Exhibit G-1                Opinion of Counsel of Stoel Rives LLP
         Exhibit G-2                Opinion of Counsel of Davis Polk & Wardwell
         Exhibit G-3                Opinion of Counsel of Linklaters & Paines
         Exhibit H                  Riki Note Agreement

             THIS BRIDGE LOAN AGREEMENT, dated as of June 12, 1997 (as amended, restated and/or otherwise modified from time to time, this "Agreement"), is by and among:

             (a) PACIFICORP ENERGYCO, an unlimited company incorporated in England and Wales (the "Borrower"),

             (b) PACIFICORP GROUP HOLDINGS COMPANY, an Oregon corporation, as Guarantor ("Newco"),

             (c) GOLDMAN SACHS CREDIT PARTNERS L.P., a Delaware limited partnership ("Goldman"), MORGAN GUARANTY TRUST COMPANY OF NEW YORK, a New York banking corporation ("J.P. Morgan"), and CITIBANK N.A., a national banking association ("Citibank" and, together with Goldman, and J.P. Morgan, the "Arrangers").


             The parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

             Section 1.1. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

             "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into, or became a Subsidiary of, such specified Person including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person's merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

             "Act" means the United Kingdom Electricity Act of 1989 and, unless the context otherwise requires, all subordinate legislation made pursuant thereto.

             "Action" has the meaning specified in Section 11.2.

             "Adjusted LIBO Rate" means with respect to any LIBOR Loan for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the product of (a) the LIBO Rate in effect for such Interest Period and (b) Statutory Reserves.

             "Affected Party" means any Lender, any Lender's Eurodollar Lending Office, any beneficial owner of any Lender, and their respective successors and assigns.

             "Affiliate" means, with respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that for purposes of Section 4.13, beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control. Neither the Lenders nor any of their Affiliates will be treated as an Affiliate of Newco or any of its Subsidiaries for purposes of this Agreement.

             "Affiliate Transaction" has the meaning specified in Section 4.13.

             "Agreement" has the meaning specified in the preamble to this Agreement.

             "Announcement Date" shall have the meaning specified in the Recco Credit Facility as in effect on June 27, 1997.

             "Applicable Bridge Loan Margin" means:

             (i) with respect to Bridge Loans that are Base Rate Loans, 300 basis points at all times through, and including, the date that is 180 days subsequent to the Closing Date, 400 basis points at all times after the date that is 180 days subsequent to the Closing Date and prior to the date that is 270 days subsequent to the Closing Date and increasing by 50 basis points on the date that is 270 days subsequent to the Closing Date and on the last day of each 90-day period thereafter for so long as any Bridge Loans are outstanding through, and including, the Extension Date; and

             (ii) with respect to Bridge Loans that are LIBOR Loans, 400 basis points at all times through and including the date that is 180 days subsequent to the Closing Date, 500 basis points at all times after the date that is 180 days subsequent to the Closing Date and prior to the date that is 270 days subsequent to the Closing Date and increasing by 50 basis points on the date that is 270 days subsequent to the Closing Date and on the last day of each 90-day period thereafter for so long as the Bridge Loans are outstanding through, and including, the Extension Date.

             "Arrangers" has the meaning specified in the preamble to this Agreement.

             "Assessment Rate" means for any date the annual rate (rounded upwards, if necessary, to the next 1/100 of 1%) most recently estimated by the Paying Agent as the then current net annual assessment rate that will be employed in determining amounts payable by the Paying Agent to the Federal Deposit Insurance Corporation (or any successor thereto) for insurance by such Corporation (or such successor) of time deposits made in dollars at the Paying Agent's domestic offices.

             "Asset Sale" means the sale, lease, exchange, assignment, transfer or other disposition (by way of merger or otherwise), by Newco or any of its Subsidiaries to any person other than Newco or any Subsidiary of Newco of
(a) any Equity Interests of any of the Subsidiaries or (b) any other assets of Newco or any of its Subsidiaries (other than inventory, obsolete or worn-out assets, scrap and Permitted Investments, in each case disposed of in the ordinary course of business), except (i) for any sale, lease, transfer or other disposition in one transaction or a series of related transactions having a value of $25.0 million (or the Dollar Equivalent thereof) or less, (ii) any sale of accounts receivable (or any related assets) under any Permitted Receivables Financing, (iii) transfers of assets in connection with making an Investment permitted by Section 4.10, (iv) transfers of assets as part of a Sale and Leaseback Transaction permitted by Section 4.9, (v) payment of a Restricted Payment permitted by Section 4.10 and (vi) any substantially contemporaneous exchange (including by way of substantially contemporaneous purchase and sale) of discrete assets of Powercoal, Powercor, Recco or any Subsidiary thereof for one or more other assets used for similar purposes, in each case provided that any Net Cash Proceeds received by such person as consideration in connection with such exchange are treated as Net Cash Proceeds of Asset Sales and applied as provided pursuant to Section 4.12.

             "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Paying Agent, in the form of Exhibit A or such other form as shall be approved by the Paying Agent.

             "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).

             "Bankruptcy Law" means (i) Title 11 of the U.S. Code, (ii) the Insolvency Act 1986 or (iii) any other law of the United States, the United Kingdom, Australia, any political subdivision thereof or any other jurisdiction relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors.

             "Base Rate" means for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If for any reason the Paying Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Base CD Rate or the Federal Funds Effective Rate or both for any reason, including the inability or failure of the Paying Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Base Rate shall be determined without regard to clause (b) or (c), or both, of the preceding sentence, as appropriate, until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively. The term "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Paying Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as being effective. The term "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for the day for such transactions received by the Paying Agent from three Federal funds brokers of recognized standing selected by it.

             "Base CD Rate" means the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) Statutory Reserves and (b) the Assessment Rate.

             "Base Rate Loan" means a Bridge Loan at any time that the interest rate thereon is computed with reference to the Base Rate.

             "beneficial owner" has the meaning as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act.

             "Bidco" means PacifiCorp Acquisitions, an unlimited company incorporated in England and Wales, all of the outstanding share capital of which is beneficially owned by Finance.

             "Board" means the Board of Governors of the Federal Reserve System of the United States or any successor.

             "Borrower" has the meaning specified in the preamble to this Agreement.

             "Bridge Loan" means a loan made by any Lender to the Borrower pursuant to Section 2.1.

             "Bridge Loan Commitment" means the "Bridge Loan Commitment" amount set forth opposite each Lender's signature to this Agreement.

             "Bridge Note" means a promissory note of the Borrower in the form attached as Exhibit B hereto evidencing the Bridge Loan of any Lender.

             "Business Day" means each day other than a Saturday, a Sunday or any other day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed and, if such day relates to a payment or prepayment of principal of, or interest on, or an Interest Period for, LIBOR Loans, any day which is also a day on which dealings in dollar deposits are carried out in the London interbank markets.

             "Capital Contribution Agreement" means the capital contribution agreement between Riki and Newco, for the benefit of the Lenders, in the form attached as Exhibit F-2 hereto.

             "Capital Lease Obligations" of any person means the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

             "Capital Markets Transaction" has the meaning specified in Section 2.5(a).

             "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock and (iii) in the case of a partnership or limited liability company, partnership (whether general or limited) or membership interests.

             "Change of Control" means the occurrence of any of the following:

             (i) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as such term is defined in Section 13(d)(3) of the Exchange Act) becomes the beneficial owner (except that a Person shall be deemed to have "beneficial ownership" of all securities that such Person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 35% of the Voting Stock of Richard (measured by voting power rather than number of shares),

             (ii) the first day on which a majority of the members of the board of directors of any of the Borrower, Newco, Riki and Richard are not either (i) nominated by the Board of Directors of Richard or (ii) appointed by directors so nominated,

             (iii) the first day on which (a) unless Riki merges into Newco in a transaction not prohibited by this Agreement either (i) Richard ceases to own 80% or more of the outstanding Capital Stock and other Equity Interests of Riki or (ii) Riki ceases to own 80% or more of the outstanding Capital Stock and other Equity Interests of Newco, or (b) in the event Riki: merges into Newco in a transaction not prohibited by this Agreement, Richard ceases to own at least 80% of the outstanding Capital Stock and other Equity Interests in Newco.

             (iv) Richard consolidates with, or merges with or into, any Person, or any Person consolidates with or merges with or into Richard, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Richard is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of Richard outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such conversion or exchange), or

             (v) a "Change of Control" (or similar event however denominated) under any of the Credit Facilities.

             "Change of Control Offer" has the meaning specified in Section 4.20(a).

             "Change of Control Payment" has the meaning specified in Section 4.20(a).

             "Change of Control Payment Date" has the meaning specified in
Section 4.20(a).

             "Citibank" has the meaning specified in the preamble to this Agreement.

             "Class" means (i) Lenders having Bridge Loan Commitments and Lenders owning Bridge Loans made pursuant to Section 2.1 (a) (taken together as a single class) and (ii) Lenders having Dedicated Interest Commitments and Lenders owning Bridge Loans made pursuant to Section 2.1 (b) (taken together as a single class).

             "Clean-up Period" shall mean the period commencing on the date hereof and ending on the date that is 90 days after the Closing Date.

             "Closing" has the meaning specified in Section 5.2.

             "Closing Date" has the meaning specified in Section 5.2.

             "Code" means the Internal Revenue Code of 1986, as amended, and any regulation promulgated thereunder.

             "Companies Act" means the Companies Act 1985 (as amended) of England and Wales.

             "Commitment" means, with respect to any Lender, the aggregate of the Bridge Loan Commitment and the Dedicated Interest Commitment (if any) of that Lender.

             "Consolidated EBITDA" shall mean, for any period, the Consolidated Net Income for such period, plus, without duplication and to the extent deducted from revenues in determining such Consolidated Net Income, the sum of (a) the aggregate amount of Consolidated Interest Expense for such period, (b) the aggregate amount of income tax expense for such period, (c) all amounts attributable to depreciation, depletion and amortization for such period and (d) all noncash nonrecurring charges taken during such period (other than those which would appear on a consolidated income statement of Powercoal for such period prepared in accordance with GAAP), and minus, without duplication, (i) to the extent included in determining Consolidated Net Income, all noncash or nonrecurring items increasing such Consolidated Net Income for such period and
(ii) cash expenditures made during such period in respect of which a non-cash reserve or accrual was previously established (other than any such payments made by Powercoal or any of its Subsidiaries), all as determined on a consolidated basis for Newco and its Subsidiaries in accordance with GAAP.

             "Consolidated Interest Expense" shall mean, for any period, the gross interest expense (including the interest component in respect of Capital Lease

Obligations), accrued or, without duplication, paid (unless accrued in a previous period) by Newco and its Subsidiaries during such period, in each case, as determined on a consolidated basis in accordance with GAAP plus, without duplication, (a) interest-equivalent costs associated with any Permitted Receivables Financing, whether accounted for as an interest expense or loss on the sale of receivables and (b) imputed interest with respect to Attributable Debt. For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments received (paid) by Newco or any of its Subsidiaries with respect to Interest Rate Protection Agreements.

             "Consolidated Net Income" shall mean, for any period, net income or loss of Newco and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, provided that there shall be excluded (a) the income of any Person in which any other Person (other than Newco or any of its Subsidiaries or any director holding qualifying shares in compliance with applicable law) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Newco or any of its Subsidiaries by such Person during such period and (b) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with Newco or any of its Subsidiaries or the date that person's assets are acquired by the Borrower or any of its Subsidiaries.

             "Credit Facilities" means, collectively, the Powercoal Credit Facility, the Recco Credit Facility and the Powercor Credit Facility.

             "Custodian" means any receiver, sequestrator, receiver, receiver and manager, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

             "Dedicated Interest Commitment" means the "Dedicated Interest Commitment" amount set forth opposite each Arranger's signature to this Agreement.

             "Default" means any event that, with the passage of time, the giving of notice or both, would constitute an Event of Default.

             "Director General" means the person appointed from time to time by the Secretary of State (as defined in the Act) to hold office as the Director General of Electricity Supply (in the United Kingdom) for the purpose of the Act, and means the person appointed from time to time by the Secretary of State to hold office as the Director General of Gas Supply for the purpose of the Gas Act.

             "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the ten year anniversary of the Closing Date.

             "Dollar Equivalent" means, with respect to any monetary amount in a currency other than dollars, at any time for the determination thereof, the amount of dollars obtained by converting such foreign currency involved in such computation into dollars at the spot rate for the purchase of dollars with the applicable foreign currency as quoted by the Paying Agent at approximately 11:00 a.m. (New York City time) on the date two business days prior to such determination (it being understood that any subsequent change in any such conversion rate shall not have any effect on the Dollar Equivalent of such monetary amount).

             "dollars" or "$" shall mean lawful money of the United States of America.

             "Energyco" shall mean PacifiCorp EnergyCo, an unlimited company incorporated in England and Wales, all of the outstanding share capital is on the Closing Date beneficially owned by Newco.

             "Engagement Letter" means the engagement letter among Goldman, Sachs & Co., Citicorp Securities Inc., and J.P. Morgan Securities Inc., on the one hand, and Riki, Newco and the Borrower, on the other hand, dated the date hereof.

             "environment" shall mean ambient air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, the workplace or as otherwise defined in any Environmental Law.

             "Environmental Laws" means any and all applicable present and future treaties, laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Entity, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters.

             "Equity Financing" means, collectively, (a) the borrowing by Riki of at least $1.20 billion under the Riki Credit Facility and (b) the contribution to the common equity capital of Newco by Riki on or before the Closing Date of (i) at least $777 million of the proceeds of such borrowing,
(ii) the Riki Note and (iii) any and all Ordinary Shares (of 10p each) of Target (or American Depository Receipts therefor) owned directly or indirectly by Riki.

             "Equity Interests" means, collectively, Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

             "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any regulation promulgated thereunder.

             "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with Newco or any Subsidiary is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of
Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

             "ERISA Event" means (a) any "reportable event," as defined in
Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan except a reportable event for which the requirement of notice to the PBGC had been waived; (b) the adoption of any amendment to a Plan that would require the provision of security pursuant to Section 401(a)(29) of the Code or Section 307 of ERISA; (c) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (d) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the incurrence of any liability in excess of $1,000,000 under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal of Newco or any Subsidiary or any of their ERISA Affiliates from any Plan or Multiemployer Plan; (f) the receipt by Newco or any Subsidiary or any ERISA Affiliate from the PBGC or a plan administrator of a Multiemployer Plan of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the receipt by Newco or any Subsidiary or any ERISA Affiliate of any notice concerning the imposition of Withdrawal Liability in excess of $1,000,000 or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (h) the occurrence of a "prohibited transaction" with respect to which Newco or any Subsidiary is a party to the prohibited transaction and is a "disqualified person" (within the meaning of Section 4975 of the Code) or with respect to which Newco or any Subsidiary could otherwise be liable; and (i) any other event or condition with respect to a Plan or Multiemployer Plan that could reasonably be expected to result in liability in excess of $1,000,000 of Newco or any Subsidiary.

             "Escrow Account" has the meaning specified in the Escrow Agreement.

             "Escrow Agent" means the escrow agent under the Escrow Agreement.

             "Escrow Agreement" means the escrow agreement among Newco, the Borrower, the Paying Agent, on behalf of the Lenders, and the Escrow Agent, in the form attached as Exhibit D.

             "Escrowed Shares" means the shares of common stock of Newco, no par value, deposited with the Escrow Agent pursuant to the Escrow Agreement.

             "Eurodollar Lending Office" means, with respect to any Lender, the office, if any, of such Lender specified from time to time as its "Eurodollar Lending Office" in a written notice to the Borrower.

             "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board, as in effect from time to time.

             "Eurodollar Reserve Percentage" of any Lender for any Interest Period for any LIBOR Loan means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Board for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

             "Event of Default" means any event specified in Section 7.1.

             "Exchange Act" means the Securities Exchange Act of 1934, as amended.

             "Exchange Rate Protection Agreement" shall mean any Hedging Agreement or other arrangement entered into by the Borrower with a counterparty that as of the date of such Hedging Agreement is a Lender (or an affiliate of a Lender), which is designed to protect the Borrower against fluctuations in currency exchange rates and not for speculation.

             "Extension Date" means the Maturity Date unless an Extension Default exists and is continuing on the date on which the Borrower exercises its rights to extend the maturity of the Bridge Loans in accordance with Section 2.2.

             "Extension Default" means the occurrence of any one or more of the following: (i) any Payment Default, (ii) any acceleration of any of the Credit Facilities, or (iii) any Default or Event of Default under Section 7.1(h).

             "Extension Rate" means, as of any date, the sum of (i) the then applicable Extension Spread, plus (ii) the greatest of the following (expressed as a fixed percentage per annum) determined on the Extension Date:

             (a) the sum of (1) the rate of interest applicable on the Bridge Loans on the Extension Date plus (2) 50 basis points,

             (b) the sum of (1) the yield (expressed as a percentage per annum) in effect on the Extension Date for United States Treasury Notes with a remaining maturity closest to ten years from the Closing Date (provided, however, that if the remaining term of the Loans is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, such yield on United States Treasury Notes shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given), plus (2) 550 basis points, and

             (c) the sum of (1) the Goldman Sachs High Yield Composite Index Rate in effect on the Extension Date plus (2) 300 basis points.

             "Extension Spread" means zero basis points during the three-month period commencing on the Extension Date, increasing by 50 basis points at the beginning of each subsequent 90-day period.

             "Fee Letter" means that certain Fee Letter dated the date hereof, among Riki, Newco, the Borrower and the Arrangers.

             "Financeco" means PacifiCorp Finance (UK) Limited, a private limited company incorporated in England and Wales, all of the outstanding share capital of which is directly owned by Recco.

             "GAAP" means with respect to the financial statements or other financial information of any Person, generally accepted accounting principles in the jurisdiction of organization of such Person which are in effect from time to time.

             "Gas Act" means the Gas Act 1986 (as amended by the Gas Act 1995).

             "Goldman" has the meaning specified in the preamble to this Agreement.

             "Goldman Sachs High Yield Composite Index Rate" means the rate (expressed as a percentage per annum) determined by Goldman to represent the weighted average of the market yields during the preceding month on high-yield debt securities issued in minimum issue sizes of $100 million each.

             "Governmental Entity" means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality thereof, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

             "Guarantee" means the guarantee by Newco pursuant to Article X hereof.

             "guarantee" of or by any Person means any obligation, contingent or otherwise, of such Person guaranteeing (the "primary obligor") or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment of such Indebtedness or other obligation or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation; provided, however, that the term "guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

             "Guaranteed Obligations" has the meaning specified in Section 10.1.

             "Hazardous Material" means all explosive or radioactive substances or wastes, hazardous or toxic substances or wastes, pollutants, solid, liquid or gaseous wastes, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls ("PCBs") or PCB-containing materials or equipment, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

             "Hedging Agreement" shall mean any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

             "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured
by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed (provided that, for purposes hereof, the amount of such Indebtedness shall be limited to the lesser of (x) the principal amount thereof and (y) the fair market value of such property),
(f) all guarantees by such person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations of such Person as an account party in respect of letters of credit and bankers' acceptances and (i) all obligations of such person for Production Payments from property operated by or on behalf of such person; provided that, for purposes of the definition of "Total Debt," "Indebtedness" shall also include all obligations of such person in respect of Hedging Agreements (other than any Interest Rate Protection Agreement and any Exchange Rate Protection Agreement) to the extent the Net Termination Value of such Hedging Agreements at any time exceeds $200 million (or the Dollar Equivalent thereof). To the extent such Indebtedness is included as consolidated Indebtedness of Newco and its Subsidiaries in accordance with GAAP, Non-Recourse Indebtedness shall be included in Indebtedness in an amount equal to the lesser of (i) the aggregate principal amount of such Indebtedness and (ii) the equity of the Borrower and its subsidiaries in the asset or Single Purpose Entity, as the case may be, relating to such Non-Recourse Indebtedness. To the extent such Indebtedness is included as consolidated Indebtedness of Newco and its Subsidiaries in accordance with GAAP, Indebtedness (other than Non-Recourse Indebtedness) of any partnership, limited liability company or similar pass-through entity (a "partnership") in which Newco or a Subsidiary is a general partner and in which there are one or more Qualified General Partners shall only be included (a) to the extent of Newco's or Subsidiary's pro rata share of the interest of the general partners in the partnership, or (b) if the applicable governing (or other relevant) agreement specifies that Newco or any of its Subsidiaries are liable to the partnership (or a creditor) for a specific percentage of such partnership's liabilities, to the extent of such specified percentage. For purposes hereof, "Qualified General Partner" shall mean a general partner of a partnership that (a) is a person that was not created solely for the purpose of investing in such partnership, and (b) at the time of the investment in such partnership, Newco reasonably believes that (i) such person has a credit quality (or credit support) approximately equal to that of Newco or the applicable Subsidiary, and (ii) such person will be able to perform its share of the obligations under such Indebtedness when due. Subject to the foregoing and without duplication, the Indebtedness of any Person shall include the Attributable Debt relating to any Sale and Leaseback Transaction.

             "Indemnified Party" has the meaning specified in Section 11.1.

             "Indemnifying Party" has the meaning specified in Section 11.1.

             "Interest Expense Coverage Ratio" shall mean, as of the last day of any fiscal quarter, the ratio of (a) Consolidated EBITDA for the period of four consecutive fiscal quarters ended on such day to (b) Consolidated Interest Expense for such period. For purposes of determining the "Interest Expense Coverage Ratio" for each of the four-fiscal quarter periods ending December 31, 1997, March 31, 1998, and June 30, 1998, Consolidated Interest Expense and Consolidated EBITDA for such four-fiscal quarter period shall be determined on a pro forma basis as if the Transaction occurred on the first day of such four-fiscal quarter period.

             "Interest Payment Date" means (i) the last day of each March, June, September and December after the Closing Date in the case of the Base Rate Loans, (ii) the last day of each Interest Period in the case of LIBOR Loans,
(iii) the Maturity Date and (iv) the date of any prepayment of all or any portion of the principal of the Loans.

             "Interest Period" means, in respect of any LIBOR Loan, (i) in the case of the first Interest Period (if any) applicable to the Bridge Loans, the period commencing on and including the Closing Date and ending on the numerically corresponding date in the month thereafter, and (ii) in the case of each subsequent Interest Period, the period beginning on the last day of the prior Interest Period and ending on the numerically corresponding date in the month thereafter; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended until the next succeeding Business Day unless the next Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Notwithstanding the foregoing, no Interest Period in respect of the Bridge Loans may extend beyond the Maturity Date and each Interest Period that would otherwise commence before and end after the Maturity Date shall end on the Maturity Date.

             "Interest Rate Protection Agreement" shall mean any Hedging Agreement entered into by the Borrower with a counterparty that, as of the date of such Hedging Agreement is a Lender (or an affiliate of a Lender) and is designed to protect the Borrower against fluctuations in interest rates and not for speculation.

             "Investment Banks" means, collectively, Goldman, Sachs & Co., J.P. Morgan Securities Inc. and Citicorp Securities, Inc.

             "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

             "Lenders" shall mean (a) each financial institutions that has executed a counterpart to this Agreement (other than any such financial institution that has ceased to be a party hereto pursuant to an Assignment and Acceptance) and (b) any financial institution that has become a party hereto pursuant to an Assignment and Acceptance.

             "Leverage Ratio" shall mean, as of the last day of any fiscal quarter, the ratio of (a) Total Debt as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters ended on such date (calculated, with respect to any such four-fiscal quarter period ending on or prior to June 30, 1998, on a pro forma basis as if the Transaction occurred on the first day of such four-fiscal quarter period).

             "LIBO Rate" means with respect to any LIBOR Loan for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Paying Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such LIBOR Loan for such Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Paying Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

             "LIBOR Loan" means a Bridge Loan at any time that the interest rate thereon is computed with reference to the Adjusted LIBO Rate.

             "License" means a license for the generation, transmission or supply of electricity held by Newco or any of its Subsidiaries and issued pursuant to Section 6(1) of the Act, as modified or supplemented from time to time.

             "License Undertaking" means any and each written undertaking or assurance given in connection with the Offer by any one or more of Newco or the Target or any Affiliate of any of them to the Director General or the Secretary of State (as defined in the Act) concerning the management and/or ownership of and/or other matters concerning the Target or any of its Subsidiaries once it has become a Subsidiary of Newco.

             "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any capital lease and any other preferential arrangement that has substantially the same practical effect as a security interest in any asset).

             "Liquidated Damages" means any and all liquidated damages then owing pursuant to any of the Loan Documents.

             "Loan" means a Bridge Loan.

             "Loan Documents" means this Agreement, the Bridge Notes and the Related Documents.

             "Loan Register" means the register maintained by the Paying Agent on behalf of the Borrower pursuant to Section 6.3.

             "Majority Lenders" means at any time Lenders holding at least a majority of the then aggregate unpaid principal balance of the Loans, or, if no such principal amount is then outstanding, Lenders having at least a majority of the total Commitments; provided that, for purposes hereof, neither Newco, nor any of its Affiliates shall be included in (i) the Lenders holding such amount of the Loans or having such amount of the Commitments or (ii) determining the aggregate unpaid principal amount of the Loans or the total Commitments.

             "Margin Stock" means "margin stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System.

             "Material Contracts" has the meaning specified in Section 3.4(a).

             "Material Adverse Effect" means any circumstance or event that
(i) has, or may be reasonably expected to have, any materially adverse effect upon the validity or enforceability of this Agreement or any of the Transaction Documents, (ii) is, or may be reasonably expected to be, materially adverse to the consolidated financial condition, business, operations, assets, liabilities, management of Newco, the Borrower and their Subsidiaries, taken as a whole or
(iii) materially impairs the ability of Newco or the Borrower to consummate the Transaction or of Newco and the Borrower to perform their Obligations under the Loan Documents.

             "Material Hedging Obligations" shall mean payment obligations in respect of one or more Hedging Agreements with a single counterparty (or its Affiliates) that have aggregate an Negative Termination Value exceeding $50 million (or the Dollar Equivalent thereof).

             "Material Subsidiary" means, at any time, each Subsidiary of Newco that is a "significant subsidiary" as defined in Rule 1-02(v) of Regulation S-X under the Securities Act and the Exchange Act (as such regulation is in effect on the date hereof).

             "Maturity Date" means the date that is one year after the Closing Date, unless such date is extended in accordance with Section 2.2.

             "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

             "Negative Termination Value" shall mean, with respect to any Hedging Agreement, the amount (if any) that would be required to be paid by Newco or any of its Subsidiaries if such Hedging Agreement were terminated by reason of a default by or other termination event relating to Newco or any of its Subsidiaries. The Negative Termination Value of any Hedging Agreement at any date shall be determined (a) as of the end of the most recent fiscal quarter ended on or prior to such date if such Hedging Agreement was then outstanding or
(b) as of the date such Hedging Agreement is entered into if it is entered into after the end of such fiscal quarter; provided, however, that if an agreement between Newco or any of its Subsidiaries and the relevant counterparty provides that, upon any such termination by such counterparty, one or more other Hedging Agreements (if any then exist) between Newco or any of its Subsidiaries and such counterparty would also terminate and the amount (if any) payable by Newco or any of its Subsidiaries would be a net amount reflecting the termination of all Hedging Agreements so terminated, then the Negative Termination Value of all the Hedging Agreements subject to such netting shall be, at any date, a single amount equal to such net amount (if any) payable by Newco or any of its Subsidiaries determined as of the later of (a) the end of the most recently ended fiscal quarter or (b) the date on which the most recent Hedging Agreement subject to such netting was entered into.

             "Net Cash Proceeds" means the aggregate cash proceeds received (including any cash and cash equivalents and cash payments received by way of deferred payment of principal pursuant to a note, an installment receivable or otherwise, but only as and when received) from any Asset Sale or other Capital Markets Transaction, net, (a) in the case of an Asset Sale, of (i) costs of sale (including payment of the outstanding principal amount of, premium or penalty, if any, interest and other amounts on any Indebtedness (other than Loans) secured by a Lien permitted pursuant to Section 4.16 on such assets and required to be repaid under the terms thereof as a result of such Asset Sale), (ii) taxes paid or payable in the year such Asset Sale occurs or in the following year as a result thereof and
(iii) amounts provided as a reserve against any liabilities under any indemnification obligations associated with such Asset Sale (except that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds), and (b) with respect to any other Capital Market Transactions, the cash proceeds thereof net of underwriting commissions or placement fees and expenses directly incurred in connection therewith.

             "Net Termination Value" shall mean, with respect to all Hedging Agreements (other than any Interest Rate Protection Agreement and any Exchange Rate Protection Agreement), the difference between (a) the aggregate amounts (if any) that would be required to be paid by Newco or any Subsidiary if such Hedging Agreements were terminated by reason of a default relating to Newco or any Subsidiary, and (b) the aggregate amounts (if any) that Newco or any Subsidiary would be entitled to receive if such Hedging Agreements were terminated by reason of a default relating to Newco or any Subsidiary. The Net Termination Value shall be determined (a) as of the end of the most recent fiscal quarter ended on or prior to such date if such Hedging Agreement was then outstanding or (b) as of the date such Hedging Agreement is entered into if it is entered into after the end of such fiscal quarter.

             "Newco Tax Sharing Agreement" means the agreement among Newco and its Subsidiaries, attached as Exhibit F-1 hereto.

             "Non-Recourse Indebtedness" of any person shall mean at any time Indebtedness secured by a Lien in or upon one or more assets of such person where the rights and remedies of the holder of such Indebtedness in respect of such Indebtedness do not extend to any other assets of such person or any other person. Notwithstanding the foregoing, Indebtedness of any person shall not fail to constitute Non-Recourse Indebtedness by reason of the inclusion in any document evidencing, governing, securing or otherwise relating such Indebtedness of provisions to the effect that such person shall be liable, beyond the assets securing such Indebtedness, for (a) misapplied moneys, including insurance and condemnation proceeds and security deposits, (b) indemnification by such person in favor of holders of such Indebtedness and their affiliates in respect of liabilities to third parties, including environmental liabilities, (c) breaches of customary representations and warranties given to the holders of such Indebtedness and (d) such other similar obligations as are customarily excluded from the provisions that otherwise limit the recourse of commercial lender making so-called "non-recourse" loans to institutional borrowers. Indebtedness of a Single Purpose Entity shall constitute Non-Recourse Indebtedness of such Single Purpose Entity.

             "Obligations" means all now existing and hereafter arising obligations and liabilities of any of the Borrower and Newco to any and all of the Lenders arising under or in connection with the Loan Documents, whether absolute or contingent, and whether for principal, interest, penalties, premium, fees, indemnifications, reimbursements, damages (including, if applicable, Liquidated Damages), including post-petition interest (whether or not an allowable claim).

             "Offer" means the offer by Goldman Sachs International on behalf of Bidco to acquire all of the outstanding Ordinary Shares (of 10p each) of Target (including any such shares represented by American Depositary Receipts) substantially on the terms and conditions referred to in the press release related thereto, as amended, supplemented, varied, renewed, waived or otherwise modified.

             "Offer Document" means the document to be delivered to holders of Ordinary Shares of Target (or American Depository Receipts therefor) containing the formal Offer.

             "Offering Documents" means an offering memorandum or prospectus together with such other documents, instruments and agreements as the Investment Banks may request in their sole discretion in connection with the issuance of the Permanent Securities.

             "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operation Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

             "Officer's Certificate" means a certificate signed on behalf of either Newco or the Borrower by an Officer of Newco or the Borrower, as the case may be, who must be the principal executive officer, a vice chairman, the principal financial officer, the treasurer or the principal accounting officer of Newco or the Borrower, as the case may be.

             "Opinion of Counsel" means an opinion from legal counsel of Newco or the Borrower, which legal counsel is reasonably acceptable to the Paying Agent.

             "Panel" shall have the meaning specified in the Recco Credit Facility as in effect on June 27, 1997.

             "Paying Agent" means Citibank, acting as agent pursuant to
Article XII, or any successor or replacement Paying Agent, acting in such capacity.

             "Payment Default" means any Default or Event of Default under
Section 7.1(b), (c) or (d) or any matured or unmatured default under the analogous provisions of the documents governing any of the Credit Facilities.

             "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any of its functions under ERISA.

             "Permanent Securities" means senior unsecured debt securities issued by the Borrower and fully and unconditionally guaranteed by Newco which have either been registered with the SEC and sold pursuant to a registration statement in a public offering or privately placed or otherwise sold in an offering exempt from registration with the SEC to refinance the Loans.

             "Permits" has the meaning specified in Section 4.5.

             "Permitted Distributions" means (a) the reimbursement on the Closing Date of cash advances by Riki to Newco prior to such date, the proceeds of which were used by Newco or its Subsidiaries to pay fees and expenses of Newco or such Subsidiaries, as the case may be, incurred in connection with the Transaction, in an aggregate amount not exceeding $75.0 million (or the Dollar Equivalent thereof); (b) the redemption, repurchase, retirement, defeasance or other acquisition of any Indebtedness or Equity Interests of Newco in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of Newco) of, other Equity Interests of Newco (other than any Disqualified Stock); (c) the defeasance, redemption, repurchase or other acquisition of Indebtedness of the Borrower or Newco with the net cash proceeds from an incurrence of Refinancing Indebtedness (with respect to the Indebtedness being defeased, redeemed, repurchased or otherwise acquired); and (d) the payment of any dividend by a Subsidiary of Newco to the holders of its Equity Interests on a pro rata basis.

             "Permitted Investments" means:

             (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

             (b) Investments in commercial paper (or money market funds substantially all the assets of which are invested in such commercial paper) maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, one of the two highest credit ratings obtainable from Standard & Poor's Ratings Group or from Moody's Investors Service, Inc.;

             (c) Investments in certificates of deposit, banker's acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof that has a combined capital and surplus and undivided profits of not less than $250,000,000;

             (d) Obligations issued by any state or political subdivision thereof, having a rating of A or better by Standard & Poor's Ratings Group, or similar rating by any other nationally recognized rating agency with maturities of not more than one year;

             (e) Investments committed to be made on the date hereof and set forth on Schedule 4.10 and Investments existing on the date hereof;

             (f) Investments by Newco or any Subsidiary of Newco in Newco or any Subsidiary of Newco;

             (g) Investments constituting non-cash consideration received in connection with a sale of assets not prohibited by Section 4.12;

             (h) Investments in Hedging Agreements that are not prohibited by this Agreement;

             (i) Investments in a Receivables Subsidiary pursuant to any Permitted Receivables Financing;

             (j) Investments that are Sale and Leaseback Transactions permitted by Section 4.9;

             (k) Investments to the extent made with the proceeds of cash contributions to the common equity of Newco from Riki or Richard (other than amounts received by Newco in respect of the Capital Contribution Agreement and the Riki Note);

             (l) Investments in minority interests in businesses or in joint ventures or similar entities engaged in a Related Business, not exceeding in the aggregate $100.0 million (or the Dollar Equivalent thereof) at any time;

             (m) Investments in the nature of Production Payments, royalties, dedications of reserves under supply agreements or similar rights or interests granted, taken subject to, or otherwise imposed on properties consistent with normal practices in the mining industry; and

             (n) Investments, in addition to those permitted by paragraphs
         (a) through (m), not exceeding in the aggregate $50.0 million (or the Dollar Equivalent thereof) at any time outstanding (measured as of the date made and without giving effect to subsequent changes in value).

             "Permitted Liens" means:

             (a) Liens for taxes not yet due or which are being contested in compliance with Section 4.21;

             (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and securing obligations that are not due and payable or which are being contested in compliance with Section 4.21;

             (c) pledges and deposits made in the ordinary course of business in compliance with workmen's compensation, unemployment insurance and other security laws or regulations;

             (d) deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance bonds, reclamation bonds and other obligations of a like nature incurred in the ordinary course of business;

             (e) Liens created by or relating to any legal proceeding which at the time is being contested in good faith by appropriate proceedings; provided that, in the case of a Lien consisting of an attachment or judgment Lien, the judgment it secures shall, within 60 days of entry thereof, have been discharged or execution thereof stayed pending appeal, or discharged within 60 days after the expiration of such stay;

             (f) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in account and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

             (g) purchase money security interests in real property, improvements thereto, equipment or other fixed assets hereafter acquired (or, in the case of improvements, equipment or other fixed assets, constructed) by Newco or any Subsidiary thereof, provided that
         (i) such security interests secure Indebtedness permitted by Sections 4.6(a)(v) and 4.6(a)(viii), (ii) such security interests are incurred, and the Indebtedness secured thereby is created, no later than 90 days after such acquisition (or completion of such construction), (iii) the Indebtedness secured thereby does not exceed the cost of such real property, improvements or equipment at the time of such acquisition (or construction) and (iv) such security interests do not apply to any other property or assets or any Subsidiary thereof (other than the proceeds of the real property, improvements, equipment or other fixed assets subject to such Lien); and

             (h) Liens arising out of Capitalized Lease Obligations permitted under Section 4.6(a)(v), so long as such Liens attach only to the property subject to such capitalized lease.

             "Permitted Receivables Financing" shall mean the sale, non-recourse borrowing against or similar financing (a "Sale") of receivables (and related assets) originated by Newco or any Subsidiary, provided that (i) such receivables financing involves Sales of receivables to secure not more than an aggregate $400.0 million of Indebtedness outstanding at any time, (ii) Sales of receivables are made at fair market value for the sales of receivables in comparable receivables financings, (iii) the interest rate applicable to such receivables financing shall be a market interest rate (as determined in good faith by a Responsible Officer of Newco or the relevant Subsidiary, as the case may be) as of the time such financing is entered into, (iv) such financing is non-recourse to Newco and its Subsidiaries (other than a Receivables Subsidiary), except to a limited extent customary for such financings, and (v) the covenants, events of default and other provisions thereof, collectively, shall be market terms (as determined in good faith by a Responsible Officer of Newco or the relevant Subsidiary, as the case may be).

             "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

             "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 307 of ERISA, and in respect of which Newco or any Subsidiary or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

             "pounds" or "(Pound)" shall mean lawful money of the United
Kingdom.

             "Powercoal" means PacifiCorp Powercoal LLC, an Oregon limited liability company, all of the Capital Stock of which is owned by Newco.

             "Powercoal Credit Facility" means the Credit Agreement, dated as of June 12, 1997, as amended and restated as of June 27, 1997, by and among

Powercoal, the Lenders referred to therein and Morgan Guaranty Trust Company of New York, as administrative agent, as the same may be amended, extended, renewed, restated, supplemented or otherwise modified, refinanced, refunded, replaced or substituted (in each case, in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time. The term "Powercoal Credit Facility" shall include all related or ancillary documents, including, without limitation, any guarantee agreements and security documents.

             "Powercor" means PacifiCorp Australia L.L.C., an Oregon limited liability company.

             "Powercor Credit Facility" means the Credit Facility, dated as of December 11, 1995, and in effect on June 27, 1997, by and among, Powercor, as borrower, the Lenders referred to therein and Citibank, N.A., as administrative agent, as the same may be amended, extended, renewed, restated, supplemented or otherwise modified, refinanced, refunded, replaced or substituted (in each case, in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time. The term "Powercor Credit Facility" shall include all related or ancillary documents, including, without limitation, any guarantee agreements and security documents.

             "Powercor Members" means each of (i) Pan Pacific Global Corporation, an Oregon corporation and (ii) Eastern Investment Company, an Oregon corporation.

             "PPM" means PacifiCorp Power Marketing, Inc., an Oregon corporation.

             "Prepayment Date" has the meaning specified in Section 2.8.

             "Press Release" shall have the meaning specified in the Recco Credit Facility, as in effect on the date thereof.

             "Production Payments" means, with respect to any person, all production payment obligations and other similar obligations with respect to natural resources of such Person that are recorded as a liability or deferred revenue on the financial statements of such Person in accordance with GAAP.

             "Pro Forma Financial Statements" shall have the meaning assigned to such term in Section 3.10.

             "Rate Fixing Notice" means a written notice given by a Variable Rate Holder to the Borrower in connection with a transfer, after the Extension Date, of all or any portion of the outstanding balance of a Bridge Loan to a Person other than a Variable Rate Holder that the transferee wishes to fix the interest rate on the transferred Bridge Loan at the rate per annum in effect on the date of transfer.

             "Rate Selection Notice" has the meaning specified in Section
2.4(a).

             "Receivables Subsidiary" shall mean a bankruptcy-remote, special-purpose Wholly Owned Subsidiary of Newco formed solely for purposes of engaging in any Permitted Receivables Financing.

             "Recco" means PacifiCorp Services Limited, a private limited company incorporated in England and Wales, all of the outstanding share capital of which is directly owned by the Borrower.

             "Recco Credit Facility" means the Credit Agreement, dated June
13, 1997, by and among Bidco as borrower, Recco, Bidco and Finance as guarantors, the Arrangers and Lenders referred to therein and Citibank International plc, as facility agent and Citibank as Security Agent and LC Bank, as the same may be amended, extended, renewed, restated, supplemented or otherwise modified, refinanced, refunded, replaced or substituted (in each case, in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time. The term "Recco Credit Facility" shall include all related or ancillary documents, including, without limitation, any guarantee agreements and security documents.

             "Refinancing Indebtedness" has the meaning specified in Section
4.6.

             "Registration Rights Agreement" means the registration rights agreement between Newco and the Arrangers pursuant to which the Escrowed Shares are required to be registered for public sale, in the form attached as Exhibit C.

             "Related Business" has the meaning specified in Section 4.14.

             "Related Documents" means the Tax Sharing Agreements, the Riki Note, the Registration Rights Agreement, the Escrow Agreement, the Stockholders Agreement, the Engagement Letter and the Fee Letter.

             "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the environment.

             "Remedial Action" shall mean (a) "remedial action" as such term is defined in CERCLA, 42 U.S.C. Section 96-1(24), and (b) all other actions required by a Governmental Entity or voluntarily undertaken to: (i) cleanup, remove, treat, abate or in any other way address any Hazardous Material in the environment; (ii) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not migrate or endanger or threaten to endanger public health, welfare or the environment; or (iii) perform studies and investigations in connection with, or as a precondition to, (i) or (ii) above.

             "Requisite Class Lenders" means at any time for any Class of Lenders, Lenders having or holding 66 2/3% of the aggregate outstanding Commitments and Loans of all Lenders of such Class.

             "Responsible Officer" of any corporation shall mean any executive officer or financial officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

             "Restricted Investment" means any Investment other than a Permitted Investment.

             "Restricted Payments" has the meaning specified in Section 4.10(a).

             "Richard" means PacifiCorp, an Oregon corporation, and its successors.

             "Riki" means PacifiCorp Holdings, Inc., a Delaware corporation, and its successors.

             "Riki Credit Facility" means the Credit Agreement, dated as of June 12, 1997, as amended and restated as of June 27, 1997, by and among Riki, as borrower, the Lenders referred to therein and Citibank, N.A., as administrative agent, as the same may be amended, extended, renewed, restated, supplemented or otherwise modified, refinanced, refunded, replaced or substituted (in each case, in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time. The term "Riki Credit Facility" shall include all related or ancillary documents, including, without limitation, any guarantee agreements and security documents.

             "Riki Note" means the promissory note agreement dated the Closing Date issued by Riki to Newco in substantially the form attached as Exhibit H.

             "Sale and Leaseback Transaction" has the meaning specified in
Section 4.9.

             "SEC" means the Securities and Exchange Commission.

             "Securities Act" means the Securities Act of 1933, as amended.

             "Securities" means, collectively, the Bridge Notes and the Escrowed Shares.

             "Single Purpose Entity" shall mean a Person, other than an individual, that is organized solely for the purpose of holding, directly or indirectly, an ownership interest in one entity or property that is acquired, purchased or constructed, or in the case of previously undeveloped, non-income generating property of Newco or a Subsidiary, developed, by Newco or its Subsidiaries or, does not engage in any business unrelated to such entity or property or the financing thereof and does not have any assets or Indebtedness other than those related to its interest in such entity or property or the financing thereof.

             "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

             "Statutory Reserves" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months, and (b) with respect to the Adjusted LIBO Rate, for Eurocurrency Liabilities. Such reserve percentages shall include those imposed pursuant to such Regulation D. Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

             "Stockholders Agreement" means the stockholders agreement among the Arrangers, Newco and each of the other parties listed therein, in the form attached as Exhibit E.

             "Subsidiary" means, with respect to any person (herein referred to as the "parent"), any corporation, partnership, association or other business entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held, directly or indirectly, by the parent.

             "Target" means The Energy Group plc, a company organized under the laws of England and Wales.

             "Tax Sharing Agreements" means each of the U.S. Tax Sharing Agreement, the U.K. Tax Sharing Agreement, the Newco Tax Sharing Agreement and the Capital Contribution Agreement.

             "Termination Date" has the meaning specified in Section 9.1.

             "Three-Month Secondary CD Rate" means for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Paying Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it.

             "Total Debt" shall mean, as of any date of determination, without duplication, the aggregate principal amount of Indebtedness of Newco and its Subsidiaries outstanding as of such date, determined on a consolidated basis (other than Indebtedness of the type referred to in clause (h) of the definition of the term "Indebtedness", except to the extent of any unreimbursed drawings thereunder).

             "TPC" shall mean TPC Corporation, a corporation organized under the laws of Delaware.

             "Transaction" means, collectively, (i) the Offer and the acquisition of up to 100% of the Equity Interests of Target pursuant thereto;
(ii) the financing thereof, pursuant to the Equity Financing, and borrowings of up to $1,625 million and (pound)2,850 million under the Powercoal Credit Facility and the Recco Credit Facility, respectively and borrowings of up to $1,575 million hereunder and (iii) the payment of up to $350 million (or the Dollar Equivalent thereof) of fees and expenses in connection therewith.

             "Transaction Documents" means, collectively, the Offer Documents, the Loan Documents, the Credit Facilities, the Riki Credit Facility and the agreements, documents and instruments to be executed and delivered in connection therewith.

             "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

             "U.K. Tax Sharing Agreement" means the Agreement among Energyco and certain of its Subsidiaries (including Target and certain of its subsidiaries which are, directly or indirectly, at least 75% owned by Target) in the form of Exhibit F-3 hereto.

             "U.S. Tax Sharing Agreement" means the Agreement Regarding Tax Policy and the Tax Policy of Richard attached as Exhibit A thereto, all attached as Exhibit F-4 hereto.

             "Unconditional Date" shall have the meaning specified in the Recco Credit Facility as amended as of June 27, 1997.

             "Variable Rate Holder" means an Arranger, any of their affiliates and any Lender which is designated as a Variable Rate Holder by notice to the Borrower and to such holder given by the previous Lender substantially contemporaneously with the transfer to such subsequent Lender.

             "Voting Stock" means, with respect to any Person at any time, the Capital Stock of such Person that is at such time entitled to vote in the election of the board of directors of such Person.

             "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person, 100% of the Capital Stock and other Equity Interests of which is owned directly or indirectly by such Person (other than directors' qualifying shares).

             "Withdrawal Liabilities" means liability to a Multiemployer
Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

             Section 1.2. Interpretation. In this Agreement, the singular includes the plural and the plural includes the singular; words implying either gender includes the other gender; references to any section, exhibit or schedule are to sections, exhibits or schedules hereto unless otherwise indicated; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; references to "writing" include printing, typing, lithography and other means of reproducing words in a visible form; "including" following a word or phrase shall not be construed to limit the generality of such word or phrase; and an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP as in effect from time to time; provided, however, that if the Borrower notifies the Paying Agent that the Borrower wishes to amend any covenant in Article IV or any related definition to eliminate the effect of any change in GAAP occurring after the date of this Agreement on the operation of such covenant (or if the Paying Agent notifies the Borrower that the Majority Lenders wish to amend
Article IV or any related definition for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant or definition is amended in a manner satisfactory to the Borrower and the Majority Lenders.

                                   ARTICLE II

                               THE CREDIT FACILITY

             Section 2.1.      Commitments to Make Bridge Loans.

             (a) In reliance upon the representations and warranties of Newco and the Borrower set forth herein and subject to the terms and conditions herein set forth, each of the Lenders severally agrees to make a Bridge Loan to the Borrower on the Closing Date in the amount of such Lender's Commitment.

             (b) In reliance upon the representations and warranties of Newco and the Borrower set forth herein and subject to the terms and conditions herein set forth, each of the Arrangers severally agrees to make one or more Bridge Loans to the Borrower on each Interest Payment Date during the period beginning on the Closing Date and ending on the date that is 365 days after the Closing Date in an aggregate amount during such period not exceeding, when taken together with all other Bridge Loans made on or prior to such date pursuant to this Section 2.1(b) by such Arranger, such Arranger's Dedicated Interest Commitment; provided, that the proceeds of all such Bridge Loans shall be
            --------
utilized by the Borrower solely to fund the payment of interest then due and owing on outstanding Bridge Loans.

             (c) The proceeds of each such Bridge Loan shall be disbursed by wire transfer as provided in Section 5.2. Each Bridge Loan shall be made by the applicable Lenders ratably in accordance with their respective Bridge Loan Commitments or Dedicated Interest Commitments, as applicable and will mature on the Maturity Date.

             Section 2.2.      Extension of Bridge Loans.

             (a) If, on the Maturity Date: (i) all principal and interest in respect of the Bridge Loans has not been paid in full, (ii) no Extension Default exists and is continuing and (iii) the Paying Agent receives an Officer's Certificate from the Borrower certifying to the foregoing and requesting an extension of the maturity of the Bridge Loans, each of the Lenders hereby commits that, on the Maturity Date, such Lender will, upon delivery of such Officer's Certificate, extend the maturity of its Bridge Loan (including, without limitation, any Bridge Loans resulting from the capitalization of interest pursuant to Section 2.4(e) below), to the tenth anniversary of the Closing Date (and the Maturity Date shall be deemed to have been extended to such tenth anniversary date).

             (b) If, on the Maturity Date, (i) all principal and interest in respect of the Bridge Loans has not been paid in full, and (ii) an Extension Default exists arising solely by virtue of a Payment Default as to which a cure period is applicable but has not then expired, the Maturity Date shall be automatically deemed extended until the earlier to occur of:

             (A) the expiration of such cure period without cure (without giving effect to any waivers or amendments other than those which have the effect of unconditionally waiving such Payment Default for a period of at least one year from the Maturity Date) of such Payment Default (in which case all Obligations shall become immediately due and payable on the last day of such cure period), or

             (B) the cure (without waiver or amendment other than those which have the effect of unconditionally waiving such Payment Default for a period of at least one year from the Maturity Date) of such Payment Default on or before the last day of the applicable cure period and delivery by the Borrower to the Paying Agent on or prior to such day of an Officer's Certificate certifying that no Extension Default exists and is continuing and requesting an extension of the maturity of the Bridge Loans to the tenth anniversary of the Closing Date (in which case the Extension Date shall be deemed to have occurred and the Maturity Date shall be deemed to have been extended to such tenth anniversary date).

             Section 2.3. Certain Fees. The Borrower agrees to pay to the Paying Agent, for its own account, a non-refundable administration fee in an amount, and on terms, previously agreed to with the Paying Agent.

             Section 2.4.      Interest; Payment in Kind Option; and Default
                               Interest.

             (a) Interest Rate Applicable to Bridge Loans. The Bridge Loans shall be Base Rate Loans unless, not later than three Business Days prior to the Closing Date, the Borrower shall irrevocably specify in a written notice (a "Rate Selection Notice") delivered to the Paying Agent that the Bridge Loans will be LIBOR Loans. Subject to Sections 2.4(d), (e) and (f) below prior to the Extension Date:

             (i) If the Bridge Loans are Base Rate Loans, the unpaid principal balance thereof shall bear interest until paid at a rate per annum equal to the sum of the Base Rate plus the Applicable Bridge Loan Margin, changing when and as the Base Rate and/or the Applicable Bridge Loan Margin changes, and

             (ii) If the Bridge Loans are LIBOR Loans, the unpaid principal balance thereof shall bear interest until paid at a rate per annum equal to the sum of the Adjusted LIBO Rate plus the Applicable Bridge Loan Margin, changing on the first day of each Interest Period when and as the Adjusted LIBO Rate and/or the Applicable Bridge Loan Margin changes.

             (b)    Interest After Extension Date. Subject to Sections 2.4(d),
(e) and (f) below subsequent to the Extension Date:

             (i) Interest on the unpaid principal balance of the Bridge Loans of each Lender will accrue at a rate per annum equal to the Extension Rate, changing when and as the Extension Spread changes, unless and until a Rate Fixing Notice is delivered to the Borrower and the Escrow Agent by such Lender, and

             (ii) Upon transfer of any portion of a Bridge Loan to a Lender other than a Variable Rate Holder and delivery of a Rate Fixing Notice by such Lender, the interest rate on the portion of the Bridge Loan so transferred shall become fixed at the rate per annum applicable on the date of such transfer.

             (c) Basis of Computation of Interest; Payment of Interest. All interest shall be calculated for actual days elapsed on the basis of a 360-day year (or 365 days in the case of Base Rate Loans) and shall be payable in arrears not later than 12:00 noon (New York City time) on each Interest Payment Date by wire transfer of immediately available funds in accordance with Section 2.10.

             (d)    Maximum Interest Rate. Notwithstanding anything contained in
Section 2.4(a) or 2.4(b), but subject to Section 2.4(f), in no event shall the interest rate on the Loans for any Interest Period exceed an annual rate equal to the lesser of (i) 16% and (ii) the maximum interest rate permitted by law.

             (e) Option to Pay Interest in Kind. Subject to Section 2.4(f), to the extent that the interest rate on the Bridge Loans for any period exceeds an annual rate equal to 14% per annum, the Borrower shall have the option to pay to each Lender, pro rata, all or a portion of the interest payable in excess of the amount of interest that would have been payable on such date at an interest rate of 14% per annum, by capitalizing such excess interest and adding it to the aggregate principal amount of outstanding Loans held by such Lender. The Borrower shall give the Paying Agent an irrevocable notice that it will exercise such rights at least three Business Days prior to any Interest Payment Date as to which such right is to be exercised.

             (f) Default Interest. If the Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, by acceleration or otherwise, or under any other Loan Document, the Borrower shall, on demand from time to time, pay interest, to the extent permitted by law, on such defaulted amount to but excluding the date of actual payment (after as well as before judgment) to the extent lawful, at a rate per annum equal to 200 basis points in excess of the interest rate in effect on the Loans from time to time. The Borrower shall pay such default interest and all interest accruing on any overdue Obligation in cash on demand from time to time.

             Section 2.5.      Mandatory Prepayment.

             (a) The Borrower shall prepay the Loans ratably in accordance with the aggregate outstanding principal balances thereof, with the Net Cash Proceeds of: (i) any direct or indirect public offering or private placement of the Permanent Securities, or any other debt or equity securities of either of Newco or the Borrower other than (a) the Equity Financing, (b) any cash contribution by Richard or Riki to the common equity of Newco, (c) any issuance of directors' qualifying shares and (d) any issuance or sale of common stock (or common stock equivalents) of Newco to officers and employees under employee benefit or compensation plans, (ii) the incurrence of any other Indebtedness by any of Newco or the Borrower (other than Indebtedness permitted to be incurred under Section 4.6) and (iii) any Asset Sale by any of Newco or the Borrower (each of the transactions in the foregoing clauses (i), (ii) and (iii), a "Capital Markets Transaction"). Newco or the Borrower shall, not later than the fourth Business Day following the receipt of the Net Cash Proceeds of any Capital Markets Transaction, prepay the Loans pursuant to this Section 2.5, without premium or penalty, by paying to each Lender an amount equal to 100% of such Lender's pro rata share of the aggregate principal amount of the Loans to be prepaid, plus accrued and unpaid interest thereon to the Prepayment Date. Any amounts to be applied pursuant to Section 2.5(a) to prepay LIBOR Loans shall, at the option of the Borrower, be applied to prepay LIBOR Loans immediately and/or shall be deposited in the Prepayment Account (as defined below). The Paying Agent shall apply any cash deposited in the Prepayment Account to prepay LIBOR Loans on the last day of their Interest Period (or, at the direction of the Borrower, on any earlier date) until all outstanding Loans have been prepaid or until all the cash on deposit with respect to such Loans has been exhausted. For purposes of this Agreement, the term Prepayment Account" shall mean an account established by the Borrower with the Paying Agent and over which the Paying Agent shall have exclusive dominion and control, including the exclusive right of withdrawal for application in accordance with this paragraph. The Paying Agent will, at the request of the Borrower, invest amounts on deposit in the Prepayment Account in Permitted Investments of the kind specified in clauses
(a), (b) and (c) of the definition thereof that mature prior to the last day of the applicable Interest Period of the LIBOR Loans to be prepaid; provided, however, that (i) the Paying Agent shall not be required to make any investment that, in its sole judgment, would require or cause the Paying Agent to be in, or would result in, any violation of any law, statute, rule or regulation and (ii) the Paying Agent shall have no obligation to invest amounts on deposit in the Prepayment Account if an Event of Default shall have occurred and be continuing. The Borrower shall indemnify the Paying Agent for any losses relating to the investments so that the amount available to prepay LIBOR Loans on the last day of the applicable Interest Period is not less than the amount that would have been available had no investments been made pursuant thereto. Other than any interest earned on such investments, the Prepayment Account shall not bear interest. Interest or profits, if any, on such investments shall be deposited in the Prepayment Account and reinvested and disbursed as specified above. If the maturity of the Loans has been accelerated pursuant to Article VII, the Paying Agent may, in its sole discretion, apply all amounts on deposit in the Prepayment Account to satisfy any of the Obligations. The Borrower hereby grants to the Paying Agent, for its benefit and the benefit of the Lenders, a security interest in the Prepayment Account to secure the Borrower's obligations hereunder.

             (b) Subject to and in accordance with Section 4.20, in the event of any Change of Control, the Borrower shall offer to prepay the Loans pursuant to Section 4.20.

             Section 2.6. Optional Prepayment. The Borrower may, upon three Business Days' prior written notice (which may not be conditional) to each of the Lenders, prepay the Loans at any time, in whole or in part, on a pro rata basis, by paying to each applicable Lender an amount equal to 100% of such Lender's pro rata share of the aggregate principal amount of Loans to be prepaid, plus accrued and unpaid interest thereon to the Prepayment Date.

             Section 2.7. Indemnity. The Borrower agrees to indemnify and hold each Affected Party harmless from and against any loss or expense which such Affected Party sustains or incurs as a consequence of:

             (a) the failure by the Borrower to borrow LIBOR Loans on the Closing Date after the Borrower has given a notice with respect thereof in accordance with Sections 2.4 and 5.2,

             (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of
      Section 2.5 or 2.6, as applicable, or

             (c) the mandatory or optional prepayment of LIBOR Loans on a day which is not the last day of an Interest Period.

Such indemnification may include an amount equal to the excess, if any of (i) such Affected Party's actual loss and expenses incurred (excluding lost profits) in connection with, or by reason of, any of the foregoing events and (ii) the excess, if any of (A) the amount of interest which would have accrued on the principal amount of Bridge Loans not so made or the principal amount of Loans so prepaid from the date of such proposed issuance or prepayment, as the case may be, in the case of a failure to make Bridge Loans, to the last day of the Interest Period that would have commenced on the proposed date of funding, or in the case of any such prepayment, to the last day of the Interest Period in which such a prepayment occurred, in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Bridge Loan Margin included therein, if any) over (B) the amount of interest (as reasonably determined by such Affected Party) which would have accrued to such Affected Party on such amount by placing such amount on deposit for a period comparable to such Interest Period with leading banks in the interbank Eurodollar market. A certificate as to any amounts payable pursuant to this Section 2.7 submitted to the Borrower by any Affected Party shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Obligations.

             Section 2.8. Effect of Notice of Prepayment. The Borrower shall notify the Lenders in writing at their addresses shown in the Loan Register of any date set for prepayment (each such day, a "Prepayment Date") of Loans. Once such notice is sent or mailed, the Loans to be prepaid shall become due and payable on the Prepayment Date set forth in such notice.

             Section 2.9.      Method of Payment.

             (a) Except as provided in Section 2.4(e) with respect to the payment of certain interest by capitalizing it and adding it to the principal of outstanding Loans, the principal of, fees, premium, if any, and interest on each Bridge Note and all other Obligations arising under the Loan Documents shall be payable by wire transfer in immediately available funds (in United States dollars) to the respective accounts of the Lenders set forth on the signature pages hereof below their signatures hereto or otherwise designated in the Loan Register from time to time to the Borrower by any Lender at least three Business Days prior to the due date therefor.

             (b) If prior to the first day of any Interest Period with respect to a LIBOR Loan, the Lenders shall have determined (which determination shall be conclusive and binding upon the Borrower and Newco) that: (i) by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period, or
(ii) the Adjusted LIBO Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders or their Eurodollar Lending Office of maintaining their LIBOR Loans during such Interest Period, then such Lenders shall give facsimile or telephone notice thereof to the Borrower as soon as practicable thereafter. If such notice is given, the interest rate on each Bridge Loan for such Interest Period and for each subsequent Interest Period until such Lenders give notice to the Borrower otherwise shall equal the sum of the Base Rate plus the Applicable Bridge Loan Margin.

             (c) Notwithstanding any other provision of this Agreement, if any Lender shall notify the Borrower that subsequent to the date hereof the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for such Lender or its Eurodollar Lending Office to make or maintain LIBOR Loans hereunder, (i) the obligation of such Lender to make or maintain LIBOR Loans shall be suspended until such Lender shall notify the Borrower that the circumstances causing such suspension no longer exist and (ii) any LIBOR Loan then outstanding from such Lender shall be converted into a Base Rate Loan at the end of the current Interest Period or at such earlier date as is required by law.

             Section 2.10.     Payments.

             (a) Payments on Business Days. If any payment to be made hereunder or under any Bridge Note shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day (and such extension of time shall be included in computing interest in connection with such payment); provided, however, that if such succeeding Business Day falls in the next calendar month, such payment shall be made on the next preceding Business Day.

             (b) Partial Prepayments and Redemptions. All partial prepayments and redemptions of the outstanding principal balance of the Loans shall be made ratably amongst the applicable Lenders in accordance with their respective shares of the aggregate outstanding principal balance of the Loans eligible for prepayment or redemption.

             (c) No Defense. To the fullest extent permitted by law, the Borrower and Newco shall make all payments hereunder and under the Bridge Notes regardless of any defense or counterclaim.

             (d) Allocation. Any money paid to, received by, or collected by the Paying Agent or any Lender pursuant to this Agreement or any other Loan Document, shall be applied in the following order, at the date or dates fixed by the Paying Agent:

             First: to any unpaid fees and reimbursement or unpaid expenses of the Paying Agent hereunder;

             Second: to the payment of all costs, expenses, other fees, commissions and taxes owing to any Lender hereunder;

             Third: to the indefeasible payment of all accrued interest to the date of such payment or collection;

             Fourth: to the indefeasible payment of the amounts then due and unpaid under this Agreement, the Bridge Notes or any other Loan Document for principal, in respect of which or for the benefit of which such money has been paid or collected, ratably, without preference or priority of any kind, according to the amounts due and payable on the Bridge Notes for principal; and

             Fifth: the balance, if any, to the Person lawfully entitled thereto.

             Section 2.11.     Taxes.

             (a) Taxes. Any and all payments by the Borrower and each Guarantor hereunder or under the Bridge Notes or any other Loan Document shall be made, in accordance with Section 2.10 or the other applicable provision of the applicable Loan Document, free and clear of and without deduction or withholding for or on account of any and all present or future taxes, levies, imports, deductions, charges or withholdings, additions to tax, interest, penalties and all other liabilities with respect thereto, excluding income, franchise or similar taxes imposed or levied on the Paying Agent or the Lenders as a result of a present or former connection between the Paying Agent or the Lenders and the jurisdiction of the governmental authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Paying Agent or such Lenders having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement) (all such non-excluded taxes, levies, imports, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower or any Guarantor shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable hereunder or under the Bridge Notes or any other Loan Document to the Paying Agent or the Lenders or any of their respective Affiliates who may become a Lender: (i) the sum payable shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section 2.11) the Paying Agent or the Lenders or any of their respective Affiliates receives an amount equal to the sum it would have received had no such deductions or withholdings been made; (ii) the Borrower or such Guarantor, as the case may be, shall make such deductions or withholdings; and (iii) the Borrower or such Guarantor, as the case may be, shall pay the full amount deducted to the relevant tax authority or other authority in accordance with applicable law.

             (b) Other Taxes. In addition, the Borrower agrees to pay any present or future stamp, mortgage recording or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under a Bridge Note or other Loan Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the other Loan Documents (hereinafter referred to as "Other Taxes") and hold the Paying Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such Other Taxes. Each Lender represents that, to the best of its knowledge, except for any such Other Taxes that may be imposed under the federal, state or local laws of the United States and the United Kingdom (or any political subdivision thereof), it is not aware of any such stamp, mortgage recording or documentary taxes or any other excise or property taxes, charges or similar levies.

             (c) Indemnity. The Borrower and Newco will indemnify the Paying Agent and any Lender for the full amount of Taxes or Other Taxes arising in connection with payments made under this Agreement or any other Loan Document (including, without limitation, any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.11) paid by the Paying Agent or any Lender or any of their respective Affiliates and any liability (including penalties, additions to tax interest and expenses) arising therefrom or with respect thereto. Payment under this indemnification shall be made within fifteen (15) days from the date the Paying Agent or any Lender or any of their respective Affiliates makes written demand therefor; provided, however, that the Borrower or Newco (as the case may be) shall not be obligated to make payment to the Lender or the Paying Agent (as the case may be) pursuant to this Section in respect of penalties, interest and other liabilities attributable to any Taxes or Other Taxes, if (i) written demand therefor has not been made by such Lender or the Paying Agent within 60 days from the date on which such Lender or the Paying Agent knew of the imposition of Taxes or Other Taxes by the relevant taxing or governmental authority, but only to the extent such penalties, interest and other similar liabilities are attributable to such failure or delay by the Paying Agent or the Lender in making such written demand, (ii) such penalties, interest and other liabilities have accrued after the Borrower or Newco (as the case may be) had indemnified or paid an additional amount due as of the date of such payment pursuant to this Section or (iii) such penalties, interest and other liabilities are attributable to the gross negligence or willful misconduct of the Lender or the Paying Agent. After the Lender or the Paying Agent (as the case may be) learns of the imposition of the Taxes or Other Taxes which are subject to Section 2.11(c), such Lender and Paying Agent will act in good faith to promptly notify the Borrower or Newco (as the case may be) of its obligations hereunder; provided, however, that the failure to so act shall not, standing alone, affect the rights of the Paying Agent or the Lenders under this Section 2.11(c).

             (d) Furnish Evidence to Paying Agent. The Borrower will make reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each taxing authority imposing such Taxes. The Borrower will furnish to the Lenders, within 60 days after the date the payment of any Taxes so deducted or withheld is due pursuant to applicable law, original or certified copies of tax receipts evidencing such payment by the Borrower or, if such receipts are not obtainable, other evidence of such payments by the Borrower reasonably satisfactory to the Lenders.

             (e) Survival. Without prejudice to the survival of any other agreement of the Borrower or Newco hereunder, the agreements and obligations of the Borrower and Newco contained in this Section 2.11 shall survive the payment in full of all amounts due hereunder and under the Bridge Notes.

             (f) Mitigation. If the Borrower or Newco (as the case may be) is required to pay additional amounts to or for the account of any Lender pursuant to this Section 2.11 as a result of a change in law or treaty occurring after such Lender first became a party to this Agreement, then such Lender will, at the request of the Borrower or Newco, change the jurisdiction of its Applicable Lending Office if such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is, in such Lender's sole, reasonable discretion, determined not to be materially disadvantageous or cause unreasonable hardship to such Lender, provided that fees, charges, costs or expenses that are related to such change shall be borne by the Borrower or Newco on behalf of a Lender, and the mere existence of such expenses, fees or costs shall not be deemed to be materially disadvantageous or cause undue hardship to the Lender.

                    Each Lender and the Paying Agent agrees that it will (i) take all reasonable actions reasonably requested by the Borrower or Newco in writing that are without risk and material cost to such Lender or the Paying Agent and consistent with the internal policies of such Lender and applicable legal and regulatory restrictions (as the case may be) to maintain all exemptions, if any, available to it from withholding taxes (whether available by treaty or existing administrative waiver), and (ii) to the extent reasonable and without risk and material cost to it, otherwise cooperate with the Borrower or Newco to minimize any amounts payable by the Borrower or Newco under this section; provided, however, that in each case, any cost relating to such action or cooperation requested by the Borrower or Newco shall be borne by the Borrower or Newco, respectively.

             (g) Tax Benefit. If and to the extent that any Lender is able, in its sole opinion, to apply or otherwise take advantage of any offsetting tax credit or other similar tax benefit arising out of or in conjunction with any deduction or withholding which gives rise to an obligation on the Borrower or Newco to pay any additional amount pursuant to this Section 2.11 then such Lender shall, to the extent that in its sole opinion it can do so without prejudice to the retention of the amount of such credit or benefit and without any other adverse tax consequences for such Lender, reimburse to the Borrower at such time as such tax credit or benefit shall have actually been received by such Lender such amount as such Lender shall, in its sole opinion, have determined to be attributable to the relevant deduction or withholding and as will leave such Lender in no better or worse position than it would have been in if the payment of such additional amount had not been required.

                    Nothing in this Section 2.11 shall oblige any Lender to disclose to the Borrower or any other person any information regarding its tax affairs or tax computations or interfere with the right of any Lender to arrange its tax affairs in whatever manner it thinks fit and, in particular, no Lender shall be under any obligation to claim relief from its corporate profits or similar tax liability in credits or deductions available to it and, if it does claim, the extent, order and manner in which it does so shall be at its absolute discretion.

             (h) Exceptions. No additional amount will be payable to a Person that is a Lender on or prior to the date that is 365 days after the Closing Date under this Section 2.11 as a result of any deduction or withholding of United Kingdom taxes to the extent that at the time such payment falls due such Lender is not a Qualifying Lender and such payment would not have fallen due had such Lender been a Qualifying Lender, unless the only reason such Lender is not a Qualifying Lender is a change (after the date of this Agreement or in the case of a Lender which became a party to this Agreement after the date of this Agreement on which it became a party) in any law or directive or in the published interpretation or application thereof or in any published practice or concession of the United Kingdom Inland Revenue.

             For this purpose "Qualifying Lender" means:

                    (i) a bank as defined in Section 840A of the Income and Corporation Taxes Act 1988 for the purposes of Section 349 of that Act which is beneficially entitled to and within the charge to UK corporation tax as regards any interest payable to it under this Agreement; or

                    (ii) in the case of a Lender which has its lending office outside the United Kingdom, an entity or a person which is a resident in a country with which the United Kingdom has an appropriate double taxation treaty (the "Treaty") and the Treaty provides at the date hereof under its terms for zero withholding tax on the United Kingdom source interest paid to residents of such country, and such Lender is a resident of such country within the meaning of the Treaty.

             Each Person that is a Lender during the period beginning on the Closing Date and ending on the date that is 365 days after the Closing Date is a Qualifying Lender.

             (i) Cooperation. Each Lender and the Agent shall, at the request of the Borrower or the Guarantor, use reasonable efforts (consistent with applicable legal and regulatory restrictions) relating to the provision of any certificate or document (including Internal Revenue Service Form 1001 or 4224, if applicable) requested by the Borrower or the Guarantor if such certificate or document could avoid the payment of any additional amounts to or for the account of such Lender or the Agent (as the case may be) under this Section 2.11.

             Section 2.12.     Right of Set Off; Sharing of Payments, Etc.

             (a) Right of Set-Off. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, the Borrower authorizes each Lender at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final) in any currency and any other indebtedness at any time held or owing by such Lender (including, without limitation, by branches and agencies of such Lender wherever located) to or for the credit or the account of the Borrower against and on account of the Obligations of the Borrower to such Lender under this Agreement or under any of the other Loan Documents, including, without limitation, to the extent permitted by applicable law, all interests in or participation in the Obligations purchased by such Lender, and all other claims of any nature or description arising out of or in connection with this Agreement or any other Loan Document, irrespective of whether or not such Lender shall have made any demand hereunder and although the Obligations, liabilities or claims, or any of them, shall be contingent or unmatured. A Lender may exercise such rights notwithstanding that the amounts concerned may be expressed in different currencies and each Lender is authorized to effect any necessary conversions at a market rate of exchange selected by it. A Lender exercising its rights under this Section 2.12(a) shall provide prompt notice to the Borrower following such exercise.

             (b) Sharing. If any Lender shall obtain from the Borrower payment of any principal of or interest on any Loan owing to it or payment of any other amount under this Agreement, a Loan Document or any Bridge Note held by it though the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise (other than from the Paying Agent as provided herein) and, as a result of such payment, such Lender shall have received a greater percentage of the principal of or interest on the Loans or such other amounts then due to such Lender by the Borrower than the percentage received by any other Lenders, it shall promptly purchase from such other Lenders participation in (or, if and to the extent specified by such Lender, direct interests in) the Loans or such other amounts, respectively, owing to such other Lenders (or any interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Loans or such other amounts, respectively, owing to each of the Lenders. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participation sold or otherwise) if such payment is rescinded or must otherwise be restored.

             (c) No Requirement. Nothing in this Agreement shall require any Lender to exercise any such right or shall affect the right of any lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in manner consistent with the rights of the Lenders entitled under this Section to share in the benefits of any recovery on such secured claim.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

             As of the date hereof and as of the Closing Date, in each case, both before and after giving pro forma effect to the Transaction, each of Newco and the Borrower hereby agrees with, and represents and warrants to, the Lenders as follows:

             Section 3.1. Representations and Warranties in the Credit Facilities. The representations and warranties of Powercor, Recco, Financeco, Bidco, Powercoal and Riki, to the extent each is a party thereto, contained in the Credit Facilities and the Riki Credit Facility are hereby incorporated herein by reference for the benefit of the Lenders (without giving effect to any waivers thereof or amendment thereto subsequent to the date hereof) and are true and correct in all material respects.

             Section 3.2. Organization; Powers. Newco and each of its Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform (or in the case of the U.K. Tax Sharing Agreement, prior to the date of execution thereof, will have the power to execute, deliver and perform) its obligations under each of the Transaction Documents and each other agreement or instrument contemplated hereby to which it is or will be party and, in the case of the Borrower, to borrow hereunder.

             Section 3.3.      Due Authorization and Enforceability.

             (a) Each of the Transaction Documents: (i) has been duly authorized (or in the case of the U.K. Tax Sharing Agreement, prior to the date of execution thereof, will be duly authorized) by Newco and each of its Subsidiaries (to the extent each is a party thereto and (ii) upon the execution and delivery thereof by Newco and its Subsidiaries (to the extent each is a party thereto) (and, in the case of the U.K. Tax Sharing Agreement, subject to complying with any required procedures set out in Sections 155 to 158 of the Companies Act) will constitute a valid and binding obligation of Newco and each of its Subsidiaries (to the extent each is a party thereto) enforceable against each such Person in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforceability of creditors' rights generally and by general principles of equity (whether arising under a proceeding at law or in equity).

             (b) The Loans and the Bridge Notes have been duly authorized by the Borrower and the Guarantee has been duly authorized by Newco. When the Bridge Notes have been executed and delivered pursuant to the terms of this Agreement, each of the Loans, the Bridge Notes, and the Guarantee will be valid and binding obligations of the Borrower or Newco, as applicable, enforceable against it in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforceability of creditors' rights generally and by general principles of equity (whether arising under a proceeding at law or in equity).

             (c) The Escrowed Shares have been duly authorized and upon delivery to the Escrow Account in accordance with the terms of the Escrow Agreement will be validly issued, and upon release from the Escrow Account in accordance with the terms of the Escrow Agreement will be fully paid and nonassessable.

             Section 3.4.      No Conflicts.

             (a) Neither the execution and delivery of any of the Transaction Documents nor the consummation of any of the transactions contemplated hereby or thereby nor compliance with the terms and provisions hereof or thereof (i) violates or will violate any material law or regulation or any order or decree of any court or Governmental Entity applicable to Newco or any of its Subsidiaries or by which any of their respective properties or assets may be bound, (ii) constitutes or will constitute a breach or a violation of, any of the terms or provisions of, or a default under, the organizational documents (including any certificate of incorporation or bylaws) or any other corporate restriction of any of Newco or any of its Subsidiaries except where such breach, violation or default would not reasonably be expected to have a Material Adverse Effect, or (iii) conflicts with or will result in the breach of, or constitutes a default under, any material contract, lease, indenture, loan agreement (including, without limitation, the Credit Facilities), mortgage, deed of trust or other agreement or instrument (each, a "Material Contract") to which Newco or the Borrower is a party or by which any of them or any of their respective assets may be bound except where such breach, violation or default would not reasonably be expected to have a Material Adverse Effect.

             (b) No consent, approval, authorization or order of, or any registration or filing with, any Governmental Entity is or will be required in connection with (i) the execution and delivery of any of the Transaction Documents by Newco or any of its Subsidiaries (to the extent each is a party thereto) or the consummation of the transactions contemplated hereby or thereby, or (ii) the issuance and delivery of the Escrowed Shares by Newco, other than
(A) such authorizations, approvals, consents, exemptions, registrations or filings as shall have been made or secured by the date hereof, (B) such actions as may be required under the Registration Rights Agreement after the date hereof in connection with any transfer of the Escrowed Shares, or (C) where the failure to register or file would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

             Section 3.5.      No Violations; Material Contracts.

             (a) There does not currently exist (i) any violation of any law or regulation or any order or decree of any court or Governmental Entity applicable to Newco or the Borrower or (ii) any conflict or violation of any terms or provisions of the organizational documents (including any articles or certificate of incorporation or bylaws) of Newco or the Borrower except where such violation or conflict would not reasonably be expected to have a Material Adverse Effect.

             (b) Neither Newco nor the Borrower is a party to any agreement or instrument or subject to any corporate or other restriction that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect. Each Material Contract to which Newco or the Borrower is a party or by which Newco or the Borrower or any of their respective properties or assets are or may be bound as of the Closing Date is listed on
Schedule 3.5 and true and correct copies of all such Material Contracts have been delivered to the Paying Agent.

             (c) As of the Closing Date: (i) each Material Contract is in all material respects valid, binding and in full force and effect and is enforceable by Newco and the Borrower (to the extent that each is a party thereto) in accordance with its terms, (ii) Newco and the Borrower (to the extent each is a party thereto) has performed in all material respects all obligations required to be performed by it to date under all of its Material Contracts and is not (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder and, to the knowledge of Newco and the Borrower, no other party to any of the Material

Contracts is (with or without the lapse of time or the giving of notice, or both) in breach or default or in any material respect thereunder, (iii) neither Newco nor the Borrower, nor, to the knowledge of Newco and the Borrower, any other party to any Material Contract, has given notice of termination of, or taken any action inconsistent with the continuation of, any Material Contract, and (iv) none of such other parties has any presently exercisable or future right to terminate any Material Contract, including any right to terminate any Material Contract on account of the execution, delivery or performance of any of the Transaction Documents.

             Section 3.6.    Capital Stock; Subsidiaries.

             (a) All shares of Capital Stock and other Equity Interests of Newco are duly authorized, validly issued, fully paid and non-assessable and owned by Riki, beneficially and of record, free and clear of any Lien (other than the Escrowed Shares and Liens under the Riki Credit Facility). All shares of Capital Stock and other Equity Interests of the Borrower, Powercoal and the Powercor Members are duly authorized, validly issued, fully paid and non-assessable and owned by Newco beneficially and of record, free and clear of any Lien other than, in the case of Powercoal, Liens under the Powercoal Credit Facility. All shares of Capital Stock and other Equity Interests of each of Recco, Financeco and Bidco are duly authorized, validly issued, fully paid and non-assessable and owned by Energyco, Recco and Financeco, respectively, beneficially and of record, free and clear of any Lien other than under the Recco Credit Facility. Schedule 3.6 sets forth, (i) as of the date hereof (and without giving effect to the Transaction) a list of all direct and indirect Subsidiaries of Newco and the percentage ownership (direct and indirect) of Newco therein and (ii) as of the Closing Date (after giving effect to the Transaction), a list of all direct Subsidiaries of Newco and the Borrower and the percentage ownership interest of Newco or the Borrower, as applicable, therein. All such shares of Capital Stock or other ownership interest are duly authorized, validly issued, fully paid and assessable and owned by Newco or the Borrower, as the case may be, free and clear of all Liens (other than Liens under the Credit Facilities and the Riki Credit Facility, in each case as in effect on June 27, 1997.

             (b) There are (i) no outstanding subscriptions, warrants, options, calls or commitments of any character related to or entitling any Person to purchase or otherwise acquire any shares of the Capital Stock or other Equity Interests of Riki, Newco, the Borrower, Powercoal, Powercor, Financeco, Recco and Bidco (other than the Escrowed Shares), (ii) no obligations or securities convertible into or exchangeable for shares of any Capital Stock or other Equity Interests of Riki, Newco, the Borrower, Powercoal, Powercor, Financeco, Recco and Bidco or any commitments of any character relating to or entitling any Person to purchase or otherwise acquire any such obligations or securities, other than the Stockholders Agreement and (iii) no preemptive or similar rights to subscribe for or to purchase any Capital Stock or other

Equity Interests of Riki, Newco, the Borrower, Powercoal, Powercor, Financeco, Recco and Bidco, except those contemplated by the Stockholders Agreement.

             Section 3.7. Liens. There are no Liens on any assets of Newco or the Borrower except Permitted Liens.

             Section 3.8. No Violation of Regulations of Board of Governors of Federal Reserve System. None of the transactions contemplated by this Agreement (including without limitation the use of the proceeds from the Loans and Permanent Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any rule or regulation issued pursuant thereto, including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System.

             Section 3.9.    Governmental Regulations. Except as set forth on
Schedule 3.9, none of Newco or any of its Subsidiaries is or will be subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, the Interstate Commerce Act or to any other statute, rule or regulation limiting its ability to incur Indebtedness for borrowed money.

             Section 3.10.   Financial Statements; No Undisclosed Liabilities.

             (a) The Borrower has made available the audited combined balance sheets and the related combined profit and loss accounts of the Target for the fiscal year most recently ended. The consolidated balance sheets of Powercor and its Subsidiaries that have previously been delivered to the Lenders fairly present the consolidated financial position of Powercor and its Subsidiaries as of the dates set forth therein, in accordance with GAAP consistently applied during the periods involved (except as otherwise specifically indicated therein). The consolidated statements of income and cash flows of Powercor and its Subsidiaries that have been previously delivered to the Lenders have been prepared in conformity with GAAP applied on a consistent basis through all the periods involved and fairly present the consolidated financial position and results of operations of Powercor and its Subsidiaries as of the dates and for the periods indicated therein.

             (b) Newco has heretofore delivered to the Lenders its unaudited pro forma consolidating balance sheet as of December 31, 1996 (the "Pro Forma Financial Statements"), prepared giving effect to the Transaction as if they had occurred on such date and consolidating income statement for the year ended December 31, 1996, assuming the Transaction had actually occurred on January 1, 1996. Such pro forma balance sheets and income statement have been prepared in good faith by Newco based on reasonable assumptions, are based on the best information available to Newco as of the date of delivery thereof, accurately reflect all material adjustments required to be made to give effect to the Transaction and present fairly on a pro forma basis the estimated consolidated financial position of Newco as of December 31, 1996, assuming that the Transaction had actually occurred at December 31, 1996.

             (c) None of Newco, the Borrower, Recco, Financeco, Bidco or Powercoal (i) has engaged in any business or other activity other than the ownership and voting of the Capital Stock of their respective Subsidiaries and the performance of their respective obligations under the Transaction Documents to which they are party or (ii) has any liability (absolute or contingent) except (i) those shown on the financial statements described in Section 3.10(a) and (ii) those incurred under the Transaction Documents.

             Section 3.11. Full Disclosure. The information, reports, financial statements and certificates delivered to the Lenders in connection with the Transaction do not and will not, taken as a whole, contain any untrue statement of material fact or omit to state a material fact necessary to make such statements not misleading in light of the circumstances in which such statements were made; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, Newco and the Borrower represent only that they acted in good faith and utilized reasonable assumptions and due care in the preparation of such information, report, financial statement, exhibit or schedule.

             Section 3.12.    Private Offering; Rule 144A Matters.

             (a) Based in part on the accuracy of the representations and warranties of, and compliance with the covenants and agreements by, the Lenders in Section 6.1, the making of the Loans hereunder and the issuance of the Securities are and will be exempt from the registration and prospectus delivery requirements of the Securities Act. Neither Newco nor the Borrower has issued or sold Loans or the Securities or equity securities to anyone other than the Lenders (and in the case of equity securities, Riki and Newco). No securities of the same class as the Loans or the Securities have been issued or sold by Newco or the Borrower within the six-month period immediately prior to the date hereof (other than, in the case of the Escrowed Shares, to Riki). Each of Newco and the Borrower agrees that neither it, nor anyone acting on its behalf, will (i) offer the Loans or the Securities so as to subject the making, issuance and/or sale of the Loans or the Securities, to the registration or prospectus delivery requirements of Section 5 of the Securities Act or (ii) offer any similar securities for issuance or sale to, or solicit any offer to acquire any of the same from, or otherwise approach or negotiate with respect to the same with, anyone if the issuance or sale of the Loans, the Securities and any such securities would be integrated as a single offering for the purposes of the Securities Act, including without limitation, Regulation D thereunder, in such a manner as would require registration under the Securities Act thereof. Each Bridge Note and (subject to the terms of the Escrow Agreement) the Escrowed Shares shall have a legend setting forth the restrictions on the transferability thereof imposed by the Securities Act for so long as the Borrower and Newco reasonably determine that such restrictions are applicable thereto.

             (b) In the case of each offer, sale or issuance of the Loans or the Securities no form of general solicitation or general advertising was or will be used by Newco or the Borrower or their representatives, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

             (c) The Loans and the Securities will be eligible for resale pursuant to Rule 144A under the Securities Act. When the Loans and Securities are issued and delivered pursuant to the Transaction Documents, they will not be of the same class (within the meaning of Rule 144A(d)(3) under the Securities
Act) as any other security of Newco or the Borrower that is listed on a national securities exchange registered under Section 6 of the Exchange Act or that is quoted in a United States automated interdealer quotation system. Neither the issuance of the Bridge Notes nor the execution, delivery and performance of the Transaction Documents will require the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

             Section 3.13. Absence of Proceedings. Except with respect to the matters disclosed in Schedule 3.13, there is not pending or threatened any action, suit or proceeding to which Newco or the Borrower is a party, before or by any court or other Governmental Entity or body (domestic or foreign), that could reasonably be expected to cause a Material Adverse Effect.

             Section 3.14. Taxes. Newco and its Subsidiaries have filed or caused to be filed all material tax returns and reports required to have been filed and paid or caused to be paid all taxes due and payable, and all assessments received by it, except where the failure to do any of the foregoing would not reasonably be expected to have a Material Adverse Effect.

             Section 3.15. No Material Adverse Change. There has been no material adverse change in the consolidated financial condition, business, operations, assets, liabilities, management, or value of any of Newco and its Subsidiaries, taken as a whole (including any event which, in the opinion of the Majority Lenders, is reasonably likely to result in such a material adverse change) from the position reflected in the Pro Forma Financial Statements.

                                  ARTICLE IV

                                   COVENANTS

             So long as any Commitment shall remain outstanding or any Obligation shall remain unpaid, each of Newco and the Borrower covenants and agrees with each of the Lenders as follows:

             Section 4.1.      Use of Proceeds.

                         (a)   The Borrower shall use the proceeds of the Bridge
Loans made pursuant to Section 2.1(a) solely to make a contribution to Recco either pursuant to an equity contribution or pursuant to an intercompany loan, which will be made available to Bidco (directly and/or through Financeco) solely to finance, in part, the Transaction (including the purposes set forth in Section 3.1(a)(i) of the Recco Credit Facility, as in effect on June 27, 1997).

                         (b)   The Borrower shall use the proceeds of the Bridge
Loans made pursuant to Section 2.1(b) solely to make payments of interest then due and owing on outstanding Bridge Loans.

             Section 4.2. Notice of Default and Related Matters. Newco shall furnish to the Paying Agent (with copies for each Lender) written notice, promptly upon becoming aware of the existence of:

                   (a) any condition or event that constitutes a Default or an Event of Default, specifying the nature and period of existence thereof and the action taken or proposed to be taken with respect thereto;

                   (b) the filing or commencement of, or any threat or notice of intention of any Person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Entity, against or affecting Newco or any of its Subsidiaries or any of their respective Affiliates that would reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect; and

                   (c) any development of which a Responsible Officer is aware that has resulted in, or which such Responsible Officer has reasonably concluded will result in, a Material Adverse Effect.

             Section 4.3.    Merger and Sale.

             (a)   Newco and the Borrower shall not:

                   (i) consolidate or merge with or into any other Person, except that so long as immediately before and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing (A) Wholly Owned Subsidiaries of Newco may merge with and into Newco or the Borrower and (B) upon termination of the Riki Credit Facility and payment in full of all amounts due thereunder, Riki may merge with and into Newco,

                   (ii) directly or indirectly (through one or more Subsidiaries) sell, convey or transfer or lease all or substantially all of the assets of Newco or the Borrower (in one or more related transactions), or

                   (iii) assign any of its respective Obligations under the Loan Documents to any other Person.

             (b) Newco and the Borrower shall not permit any of Powercor, Powercoal or Recco to, directly or indirectly (by way of merger or otherwise), sell or otherwise transfer all or any substantial part of their respective assets to any Affiliate of such Person other than a Subsidiary of such Person.

             Section 4.4.    Information; Special Rights; Compliance
Certificates.

             (a) Each of Newco and the Borrower shall, and shall cause each of its respective Subsidiaries to, promptly provide such information concerning the businesses, properties, liabilities and financial condition of Newco, the Borrower and such Subsidiaries as any Lender may from time to time reasonably request, including, if so requested, any reports or other documents provided to lenders in connection with the Recco Credit Facility, the Powercoal Credit Facility or the Powercor Credit Facility. Each of Newco and the Borrower shall, and shall cause each of their respective Subsidiaries to:

             (i) keep proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities,

             (ii) permit any Lender or its representatives to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective businesses, finances and accounts with their respective executive officers and, subject to the right of the Borrower's representatives to participate in any such discussion, with their independent public accountants, all upon reasonable notice and at such reasonable times and as often as may reasonably be desired, and

             (iii) permit any Lender or its representatives to consult with Newco and the Borrower with respect to their businesses and make proposals with respect to such businesses, and meet with the respective executive officers of Newco and the Borrower with respect to such proposals.

             (b) Newco shall furnish to each of the Lenders (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if Newco were required to file such financial information and, with respect to the annual information only, a report thereon by Newco's certified independent public accountants (who shall be a firm of established national reputation) and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if Newco were required to file such reports, in each case within the time periods set forth in the SEC's rules and regulations (beginning with the first fiscal quarter ending after the Closing Date; provided, that prior to such date Newco shall furnish to each Lender any information made publicly available relating thereto); provided, that if the Closing Date occurs prior to September 30, 1997 the quarterly financial statements and other information required by this paragraph shall not be required to be delivered until December 31, 1997. In addition, until such time as the Borrower and Newco are subject to Section 13 or 15(d) of the Exchange Act or exempt from reporting pursuant to Rule 12g3-2(b) thereunder, each of the Borrower and Newco shall furnish to the Lenders, each holder of securities and to prospective investors designated by a Lender or such a holder, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

             (c) Newco shall deliver to each of the Lenders, within 60 days after the end of each fiscal quarter of Newco (beginning with the first fiscal quarter ending after the Closing Date; provided, that prior to such date Newco shall furnish to each Lender any information made publicly available relating thereto), an Officer's Certificate stating that a review of the activities of Newco and its Subsidiaries during the preceding fiscal quarter have been performed with a view to determining whether Newco and the Borrower and their respective Subsidiaries have kept, observed, performed and fulfilled their respective Obligations under this Agreement, and further stating that (i) Newco and the Borrower and their respective Subsidiaries have kept, observed, performed and fulfilled each and every covenant contained in this Agreement and are not in default in the performance or observance of any of the terms, provisions or conditions hereof or under any other mortgage, indenture or debt instrument (or, if a Default, Event of Default or default under any such mortgage, indenture or instrument shall have occurred, describing all such Defaults, Events of Default or defaults and what action Newco and the Borrower are taking or propose to take with respect thereto) and (ii) setting forth the Net Termination Value as of the last day of the most recently completed fiscal quarter; provided, that if the Closing Date occurs prior to September 30, 1997, such Officers Certificate shall not be required to be delivered prior to January 1, 1998.

             (d) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the annual financial statements delivered pursuant to paragraph (b) above shall be accompanied by a written statement of Newco's certified independent public accountants (who shall be from a firm of established national reputation) that, solely in making the examination necessary for certification of such financial statements and without independent investigation or inquiry, nothing has come to their attention that would lead them to believe that Newco, the Borrower or any of their respective Subsidiaries has violated any provisions of Article IV of this Agreement or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

             Section 4.5. Authorizations and Approvals. Each of Newco and the Borrower shall, and shall cause each of their respective Subsidiaries to, promptly obtain, from time to time, all permits, licenses, franchises, authorizations, consents and approvals (collectively, "Permits") as may be required to enable Newco, the Borrower and each of their respective Subsidiaries to comply with their respective obligations under the Transaction Documents except to the extent the failure to obtain any such permits would not, singly or in the aggregate, be reasonably expected to have a Material Adverse Effect.

             Section 4.6. Limitation on Incurrence of Additional Indebtedness and Issuance of Additional Preferred Stock.

             (a) Newco and the Borrower shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become liable, contingently or otherwise, with respect to (collectively, "incur"), or permit to exist, any Indebtedness (including Acquired Debt) or any shares of preferred stock except for:

                   (i) (x) Indebtedness of Recco and Bidco and their Subsidiaries under the Recco Credit Facility in an aggregate principal amount not to exceed (pound)2,850 million minus the aggregate amount of all principal repayments with respect to term loans made under the Recco Credit Facility since the Closing Date, (y) Indebtedness of Powercoal and its Subsidiaries (and prior to the consummation of the Asset Separation, Recco and Bidco and their Subsidiaries) under the Powercoal Credit Facility in an aggregate principal amount not to exceed $1,625 million minus the aggregate amount of all principal repayments with respect to term loans made under the Powercoal Credit Facility since the

         Closing Date, and (z) Indebtedness of Powercor and its Subsidiaries under the Powercor Credit Facility in an aggregate principal amount not to exceed AUS $1,275 million minus the aggregate amount of all principal repayments with respect to term loans made under the Powercor Credit Facility since the Closing Date;

                   (ii)   the Loans and the Guarantee;

                   (iii) Indebtedness (other than Indebtedness of the Target and its Subsidiaries) outstanding on the date hereof and Indebtedness of the Target and its Subsidiaries outstanding on the Closing Date (other than any such Indebtedness refinanced with the proceeds of borrowings under the Credit Facilities).

                   (iv) the incurrence by Newco or any of its Subsidiaries of intercompany Indebtedness between or among Newco and any of its Subsidiaries; provided, however, that (i) if Newco or the Borrower is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations and (ii)(A) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Newco or a Subsidiary and (B) any sale or other transfer of any such Indebtedness to a Person that is neither Newco nor a Subsidiary shall be deemed, in each case, to constitute an incurrence of such Indebtedness by Newco or such Subsidiary, as the case may be;

                   (v) Indebtedness (including tax exempt financing and Capitalized Lease Obligations) incurred by the Company or any of its Subsidiaries, to finance the purchase, construction, lease, development or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) in an aggregate outstanding principal amount which, when aggregated with the principal amount of all other Indebtedness then outstanding and incurred pursuant to this clause
         (v) (including all Indebtedness incurred to refund, refinance or replace any other Indebtedness incurred pursuant to this clause (v)), does not exceed $200 million (or the Dollar Equivalent thereof) outstanding at any time;

                 (vi) Indebtedness incurred pursuant to any Permitted Receivables Financing;

                 (vii) Indebtedness in respect of surety and appeal bonds, performance bonds, reclamation bonds and other obligations of a like nature incurred in the ordinary course of business;

                 (viii) Non-Recourse Indebtedness (as the principal amount of such Non-Recourse Indebtedness is calculated in the definition of "Indebtedness" herein) in an aggregate principal amount outstanding not to exceed $200 million (or the Dollar Equivalent thereof) at any time;


                 (ix) extensions, renewals or refinancings of Indebtedness described under paragraphs (iii) and (v), and this paragraph (ix) so long as (A) such Indebtedness ("Refinancing Indebtedness") is in an aggregate principal amount not greater than the aggregate principal amount of the Indebtedness being extended, renewed or refinanced plus the amount of any premiums required to be paid thereon and fees and expenses associated therewith, (B) such Refinancing Indebtedness has a longer or equal weighted average life than the Indebtedness being extended, renewed or refinanced, (C) the interest rate applicable to such Refinancing Indebtedness shall be a market interest rate (as determined in good faith by a Responsible Officer of Newco) as of the time of such extension, renewal or refinancing, (D) if the Indebtedness being extended, renewed or refinanced is subordinated to the obligations, such Refinancing Indebtedness is subordinated to the Obligations to the extent of the Indebtedness being extended, renewed or refinanced, and (E) at the time and after giving effect to such extension, renewal or refinancing, no Default or Event of Default shall have occurred and be continuing; and

                 (x) the incurrence by Newco, the Borrower or any of their respective Subsidiaries of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed $100 million (or the Dollar Equivalent thereof).

             (b) For purposes of determining compliance with this Section 4.6, accrual of interest, the accretion of accreted value and the payment of interest by capitalizing the same or issuing additional Indebtedness will not be deemed to be an incurrence of Indebtedness.

             (c) Newco shall promptly notify the Paying Agent in writing of any refinancing, refunding, replacement or substitution of any Credit Facility or the Riki Credit Facility.

             Section 4.7. Compliance with Laws. Newco and the Borrower shall, and shall cause each of their respective Subsidiaries to, comply in all respects with all applicable laws, ordinances, rules, regulations and requirements of governmental authorities (including Environmental Laws and ERISA and the rules and regulations thereunder), except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or where non-compliance therewith would not reasonably be expected to have a Material Adverse Effect.

             Section 4.8. Anti-Layering. Notwithstanding any other provision hereof, (i) the Borrower will not incur, create, issue, assume, guarantee or otherwise become directly or indirectly liable for any Indebtedness that is
(x) subordinate or junior in right of payment to any unsubordinated Indebtedness of the Borrower and (y) pari passu in right of payment with the Loans and
(ii) Newco will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is (x) subordinate or junior in right of payment to unsubordinated Indebtedness of Newco and (y) pari passu in right of payment with the Guarantee.

             Section 4.9. Sale and Leaseback Transactions. Newco and the Borrower shall not, and shall not permit any of their respective Subsidiaries to, enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a "Sale and Leaseback Transaction") unless Newco or such Subsidiary could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such Sale and Leaseback Transaction pursuant to Section 4.6 and (b) a Lien to secure such Indebtedness which would not have been prohibited by Section 4.16; provided, that in the event Newco or any of its Subsidiaries extends the term of any lease entered into in connection with a Sale and Leaseback Transaction, such extension shall be deemed to constitute a new Sale and Leaseback Transaction which shall be subject to the restrictions set forth in this Section 4.9.

             Section 4.10. Restricted Payments. Newco shall not, and shall not permit any of its Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of their respective Equity Interests (including, without limitation, any payment in connection with any merger or consolidation) to the direct or indirect holders of any of their respective Equity Interests (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Newco or payable to Newco or a Subsidiary of Newco and other than Permitted Distributions); (ii) purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation) any Equity Interests of Newco, the Borrower (other than any such Equity Interests owned by Newco or any Subsidiary of Newco); (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is pari passu with or subordinated to the Loans or the Guarantee, except a payment of interest or principal at its Stated Maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments").

             Section 4.11. Limitation on Restrictions on Distributions from Subsidiaries. Newco and the Borrower shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of Newco to (i)(a) pay dividends or make any other distributions to Newco or any of its Subsidiaries on its Capital Stock or other Equity Interests, or (b) pay any Indebtedness owed to Newco or any of its Subsidiaries,
(ii) make loans or advances to Newco or any of its Subsidiaries or
(iii) transfer any of its properties or assets to Newco or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) the Credit Facilities as in effect on June 27, 1997 and as amended, extended, supplemented, modified, refinanced, replaced or substituted from time to time or Indebtedness incurred subsequent to the date hereof, as the case may be; provided that such amendments, extensions, modifications, supplements, refinancings, replacements, refundings or substitutions and Indebtedness incurred subsequent to the date hereof in accordance with this Agreement are no more restrictive in any respect material to the Lenders than the restrictions contained in the applicable Credit Facility as in effect on June 27, 1997; (b) the Loan Documents; (c) applicable law; (d) restrictions of the nature described in clause (iii) above by reason of customary non-assignment provisions in leases entered into in the ordinary course of business material to the Lenders; (e) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired; (f) Indebtedness existing on the date hereof, and any extensions, refinancing, renewals or replacements of any of such Indebtedness; provided that the encumbrances and restrictions in any such extensions, refinancing, renewals or replacements are no more restrictive in any respect material to the Lenders than those encumbrances or restrictions that are in effect on the date hereof; (g) agreements existing with respect to any Person or the property or assets of such Person acquired by Newco or any of its Subsidiaries and existing at the time of such acquisition and not created in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or property or assets acquired, and any extensions, refinancing, renewals or replacements of any of the foregoing; provided that the encumbrances and restrictions in any such extensions, refinancing, renewals or replacements are no more restrictive in any respect material to the Lenders than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced; (h) encumbrances on any Receivables Subsidiary or any Single Purpose Entity; and (i) any encumbrance or restriction on the transfer of any property or asset in an agreement relating to the acquisition or creation or disposition of such property or asset or any Lien on such property or asset that is otherwise permitted by the terms of this Agreement.

             Section 4.12. Limitation on Sales of Assets and Subsidiary Stock. Newco and the Borrower shall not, and shall not permit any of their respective Subsidiaries to, enter into any agreement with respect to or consummate any Asset Sale, (except for sales or other dispositions of Margin Stock permitted by Section 4.25), unless (i) the consideration received in connection therewith is at least equal to the fair market value of the assets or property sold, transferred or otherwise disposed of (as determined in good faith by a Responsible Officer of Newco), (ii) in the case of an Asset Sale of property having a value of (x) more than $25,000,000 but less than $100,000,000, such Asset Sale shall be for consideration at least 50% of which is cash and (y) $100,000,000 or more, such Asset Sale shall be for consideration at least 80% of which is cash; provided, that (a) if such Asset Sale is made by Newco or the Borrower, the Net Cash Proceeds thereof are applied in accordance with Section 2.5(a) and (b) in the case of all other Asset Sales, the Net Cash Proceeds are applied within 180 days to either (x) the permanent reduction of outstanding Indebtedness of any Subsidiary of Newco (other than the Borrower) or (y) to the acquisition of assets used in the business of Newco and its Subsidiaries; provided, further, that for purposes of this Section 4.12, the right to receive production payments, royalty payments and other similar rights that are contingent on the performance of the assets sold in such Asset Sale shall be deemed not to be consideration for such Asset Sale.

             Section 4.13. Limitation on Transactions with Affiliates. Newco and the Borrower shall not, and shall not permit any of their respective Subsidiaries to, make any material payment to, or sell, lease, transfer or otherwise dispose of any material properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of any such Person (each of the foregoing, an "Affiliate Transaction"), unless such Affiliate Transaction is on terms that are no less favorable to Newco, the Borrower or the relevant Subsidiary than those that would have been obtained in a comparable transaction by Newco, the Borrower or such Subsidiary with an unrelated Person; provided that the foregoing provisions shall not apply to (w) transactions between or among Newco and its Subsidiaries not otherwise prohibited by this Agreement, (x) Restricted Payments (other than Investments) that are permitted by Section 4.10, (y) any Permitted Receivables Financing and (z) transactions pursuant to agreements entered into or in effect on the Closing Date and set forth in Schedule 4.13.

             Section 4.14.    Line of Business; Limitation on Newco's
Activities.

             (a) Newco and the Borrower shall not, and shall not permit any of their respective Subsidiaries (other than any Receivables Subsidiary) to, directly or indirectly, engage to any material extent in any line of business other than the mining or energy businesses and business activities reasonably incidental or related thereto (collectively, the "Related Businesses").

             (b) Newco shall not create or acquire any direct Subsidiary and shall not engage in any activity other than the holding of the stock of the Borrower, Powercoal and the Powercor Members. Newco shall at all times directly own 100% of the issued and outstanding Voting Stock and other Equity Interests of the

Borrower, Powercoal and the Powercor Members and the Borrower shall at all times own 100% of the outstanding Capital Stock and other Equity Interests in Recco.

             (c) Neither Newco nor the Borrower shall make any payments in respect of the Tax Sharing Agreements except to the extent that Newco or the Borrower, as the case may be, shall have previously received payments in respect of the Tax Sharing Agreements from their respective Subsidiaries.

             Section 4.15. Other Indebtedness and Agreements. (a) Newco and the Borrower shall not, and shall not permit, any of their respective Subsidiaries to, permit any waiver, supplement, modification, amendment, termination or release of any rights under or provisions of any indenture, instrument or agreement pursuant to which any Indebtedness or preferred stock of Newco or the Borrower is outstanding or the Tax Sharing Agreements (or take any action pursuant to Section 7.2 of the U.K. Tax Sharing Agreement), the Riki Note or any other agreement that is material to the conduct and operations of Newco or its Subsidiaries taken as a whole, or modify their respective charter or by-laws, in each case to the extent that any such waiver, supplement, modification, amendment, termination or release (or action pursuant to Section 7.2 of the U.K. Tax Sharing Agreement) would be adverse to the Lenders in any material respect. Within 270 days following the Closing Date, Newco shall cause (x) Target and each of its Subsidiaries organized in the United Kingdom to enter into the U.K. Tax Sharing Agreement and (y) each Subsidiary of Target organized in the United States to enter into the U.S. Tax Sharing Agreement. In addition, neither Newco nor the Borrower shall fail to enforce or waive any of its rights under, or any provisions of, or otherwise forgive any amounts due and payable under, the Riki Note or the Tax Sharing Agreements (to the extent each is a party thereto).

             (b) The Borrower shall use its reasonable endeavours to ensure that any procedures set out in Section 155 et seq. Companies Act required to be completed to permit Target and its relevant Subsidiaries to enter into the U.K. Tax Sharing Agreement shall be implemented:

                   (i) if the requirements of S.429 Companies Act for the implementation of the procedures set out therein shall be met with respect to the Offer, promptly after the completion of those procedures; or

                   (ii) if such requirements shall not be met within the period specified in S.429(3) Companies Act, promptly after the expiry of such period.

             Section 4.16. Liens. Newco and the Borrower shall not directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by Newco or the Borrower, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.


             Section 4.17. Existence; Business and Properties. Newco and the Borrower shall, and shall cause each of their respective Subsidiaries to,
(a) do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except as otherwise expressly permitted under Section 4.3 hereof, and (b) do or cause to be done all things necessary to obtain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names that are material to the conduct of its business; and at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted in all material respects at all times, in each case where failure to do so would reasonably be expected to have a Material Adverse Effect.

             Section 4.18. Insurance. Each of Newco and the Borrower shall, and shall cause their respective Subsidiaries, to keep its insurable properties adequately insured at all times by financially sound and reputable insurers; maintain such other insurance (including self insurance), to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses operating in the same or similar locations, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; and maintain such other insurance as may be required by law.

             Section 4.19. Stay, Extension and Usury Laws. Newco and the Borrower covenants (to the extent that they may lawfully do so) that they shall not, and shall not permit any of their respective Subsidiaries to, at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants in or the performance of this Agreement; and each of Newco and the Borrower waives, and agrees to cause each of their respective Subsidiaries to waive (to the extent that they may lawfully do so), all benefit or advantage of any such law, and covenant that they shall not, and shall not permit their respective Subsidiaries to, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Lenders, but shall suffer and permit, and shall cause their respective Subsidiaries to suffer and permit, the execution of every such power as though no such law has been enacted.

           Section 4.20.     Change of Control.

           (a) Upon the occurrence of a Change of Control, each Lender will have the right to require the Borrower to prepay all or any part of such Lender's Loans pursuant to the offer described below (the "Change of Control Offer") at a prepayment price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of prepayment (the "Change of Control Payment"). Within 10 days following any Change of Control, the Borrower will mail a notice to each Lender describing the transaction or transactions that constituted the Change of Control and offer to repay the Loans on the date specified in such notice, which date shall be no earlier than 30 days and no later than 45 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures set forth below.

           (b) Notice of a Change of Control Offer shall be mailed by the Borrower to the Lenders at their addresses set forth in the Loan Register. The Change of Control Offer shall remain open from the time of mailing until the Change of Control Payment Date. The notice shall be accompanied by a copy of the most recent reports furnished pursuant to Section 4.4(b)(i) and (ii). The notice shall contain all instructions and materials necessary to enable such Lenders to tender Bridge Notes pursuant to the Change of Control Offer. The notice, which shall govern the terms of the Change of Control Offer, shall state:

                  (1) that the Change of Control Offer is being made pursuant to this Section 4.20, that Bridge Notes may be surrendered in whole or in part and that all Bridge Notes will be accepted for payment;

                  (2)  the purchase price and the Change of Control Payment
      Date;

                  (3) that any Loan not repaid will continue to accrue interest;

                  (4) that any Loan to be prepared pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

                  (5) that Lenders electing to have a Loan repaid pursuant to a Change of Control Offer will be required to surrender the related Bridge Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of such Bridge Note completed, to the Borrower at the address specified in the notice prior to 5:00 p.m., New York City time, on the Change of Control Payment Date;

                  (6) that Lenders will be entitled to withdraw their election if the Borrower receives not later than 5:00 p.m. (New York City time) on the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Lender, the principal amount of Loans such Holder initially elected to have repaid and a statement that such Lender is withdrawing his election to have such Loans repaid; and

                  (7) that Lenders whose Loans are repaid only in part will be issued new Bridge Notes equal in principal amount to the principal amount of the Loan to remain outstanding.

            (c) On the Change of Control Payment Date, the Borrower shall repay all Loans or portions thereof of all Lenders that properly elected repayment thereof pursuant to the Change of Control Offer, pay the Change of Control Payment for each such Loan (or portion thereof) elected to be prepaid and deliver to each Lender a new Bridge Note equal in principal amount (excluding premiums, if any) to any unpurchased portion of the corresponding Bridge Note surrendered. The Borrower will notify the remaining Lenders of the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

            (d)   The Borrower shall comply with the requirements of Rule
14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the prepayment of the Loans as a result of a Change of Control.

            Section 4.21. Obligations and Taxes. Each of Newco and the Borrower shall, and shall cause their respective Subsidiaries to, pay its Indebtedness and other material obligations promptly and in accordance with their terms and pay and discharge promptly when due all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all material lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and Newco or the Borrower (as applicable) shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien.

            Section 4.22. Leverage Ratio. Newco shall not permit the Leverage Ratio as of any date after the Closing Date to be in excess of 6.25 to 1.

            Section 4.23. Interest Expense Coverage Ratio. Newco and the Borrower shall not permit the Interest Expense Coverage Ratio as of the end of any fiscal quarter which ends after the Closing Date to be less than 1.85 to 1.

            Section 4.24.  Offer Conditions.

            (a)   Each of Newco and the Borrower undertakes that:

                  (i) without the prior agreement of the Majority Lenders (such agreement being conclusively evidenced by a written notice from the Paying Agent to the Borrower and, in the case of sub-paragraphs (A) and (B), not to be unreasonably withheld or delayed), Newco shall not permit Bidco to and, in respect of sub-paragraph (B) only, Newco shall not, and shall not permit any of its Subsidiaries to:

                        (A) amend or vary in any material respect any material term or condition of the Offer other than by virtue of an extension of the time for acceptance of the Offer;

                        (B) take or permit to be taken any step as a result of which the offer price stated in the Offer is, or may be required to be, increased beyond the level agreed between Newco and the Lenders from time to time;

                (ii) in all material respects relevant in the context of the Offer, Newco and its Subsidiaries will comply with The City Code of Takeovers and Mergers (subject to any applicable waiver by the Panel), the Financial Services Act 1986, the Companies Act 1985 and all other applicable statutes, laws and regulations;

                (iii) Newco will keep the Paying Agent informed as to the status and progress of the Offer and, in particular, will from time to time and promptly on request give to the Paying Agent reasonable details as to the current level of acceptances of the Offer (including a copy of every certificate delivered by the receiving agent to Bidco and/or its advisers pursuant to the Code) and such other matters relevant to the Offer as the Paying Agent may reasonably request.

            (b) Newco shall cause Bidco not to, without the prior agreement of the Majority Lenders, decide, declare or accept that valid acceptances in respect of less than 90 per cent in nominal value of securities of Target to which the Offer relates shall be required for fulfillment of the condition set out in paragraph
(a) of Appendix 1 to the Press Release; provided that the Majority Lenders shall not unreasonably withhold or delay giving their agreement if it is shown to their reasonable satisfaction that Bidco will achieve acceptances sufficient to enable it to give notice under section 429 of the Companies Act of 1985 in relation to the shares to which the Offer relates.

            (c) Newco shall cause Bidco to keep the Paying Agent informed and consult with it as to:

                (i) the terms of any undertaking or assurance proposed to be given by it, any of its Affiliates or Target or any of its Subsidiaries to the Director General of Electricity Supply, the Director General of Gas Supply or the Secretary of State for Trade and Industry in connection with the Offer;

                (ii) the terms of any modification to any licenses of Target and its Subsidiaries under the Gas Act or the Act proposed in connection with the Offer;

                (iii) any terms proposed in connection with any authorization or determination necessary or appropriate in connection with the Offer, including those from the Secretary of State for Trade and Industry and the Foreign Investment Review Board of Australia.

If any of such proposed undertakings, assurances, modifications or terms are, where applicable, of a type materially more onerous than those accepted in connection with the acquisition of other regional electricity companies in the UK and the Majority Lenders, acting reasonably, state that in their opinion such proposed undertaking(s), assurance(s), modification(s) and/or term(s), or compliance therewith, would materially and adversely affect the ability of Newco and its Subsidiaries to comply with their material obligations under the Loan Documents, Newco shall cause Bidco to promptly request the Panel to confirm (and shall use its reasonable endeavors to ensure that the Panel does confirm) that the Panel will not object to the lapsing of the Offer as a result of the non-satisfaction of whichever of conditions (b) to (f), (j) and (l) in Appendix 1 to the Press Release is relevant. If the Panel gives a confirmation substantially in those terms, Newco shall cause Bidco to, at the earliest opportunity, declare the Offer lapsed by reason of the non-fulfillment of such condition(s).

            (d) If Newco or any of its Subsidiaries becomes aware (whether through notice from the Paying Agent or any Lender or otherwise) of a circumstance or event which is or could reasonably be construed to be covered by any condition of the Offer (other than those contained in paragraphs (a) to (j) of Appendix 1 to the Press Release) which, if not waived, would entitle Bidco (with the Panel's consent, if needed) to lapse the Offer, Newco shall cause Bidco to promptly notify the Paying

Agent and, if the Majority Lenders, acting reasonably, state that in their opinion such circumstance or event would materially and adversely affect the ability of Newco and its Subsidiaries comply with its material obligations under the Loan Documents, Newco shall cause Bidco to promptly request the Panel to confirm (and shall use its reasonable endeavors to ensure that the Panel does confirm) that the Panel will not object to the lapsing of the Offer as a result of the non-satisfaction of that condition. If the Panel gives a confirmation substantially in those terms, Newco shall cause Bidco to not waive that condition or treat it as fulfilled and shall declare the Offer lapsed at the earliest opportunity.

            Section 4.25. Margin Stock Limitations. Notwithstanding any other provisions contained in this Agreement or the other Loan Documents, the pledge or sale of Margin Stock owned by Bidco shall be permitted until Target has become a Wholly Owned Subsidiary of Bidco and Bidco ceases to own any Margin Stock; provided that until such time Newco shall not permit Bidco to:

            (a) incur any Indebtedness other than (i) its obligations under the Offer, (ii) its obligations under or permitted under the Recco Credit Facility (as in effect on June 27, 1997) and the Powercoal/Bidco Loans (as defined in the Powercoal Credit Facility, as in effect on June 27, 1997 and
    (iii) intercompany loans between or among Newco and its Subsidiaries;

            (b) engage in any business other than acquiring and holding Equity Interests of Target and engaging in the related activities contemplated by the Offer Documents; or

            (c) sell or otherwise dispose of Margin Stock unless (x) such Margin Stock is sold for cash, (y) fair value is received for such Margin Stock and (z) the proceeds of such sale are either held as cash or invested in certificates of deposit, U.S. government securities, commercial paper or other money market instruments that are exempted securities under the United States federal securities laws.


                                    ARTICLE V

                                   CONDITIONS

            Section 5.1. Effectiveness. This Agreement shall become effective upon the execution and delivery of a counterpart of this Agreement by each of Newco and the Borrower and the satisfaction of each of the following conditions:

            (a) Opinions; Reliance Letters. The Paying Agent shall have received (i) the legal opinion of each of Stoel Rives LLP, special United States counsel to

Newco and the Borrower, Davis Polk & Wardwell, special United States counsel to Newco and the Borrower, and Linklaters and Paines, special United Kingdom counsel to Newco and the Borrower, and addressed to the Lenders and dated as of the date of this Agreement, in the forms attached as Exhibits G-1, G-2 and G-3, respectively, and (ii) reliance letters permitting the Lenders to rely on all of the opinions of counsel rendered in connection with the Transaction.

            (b) Closing Papers. The Paying Agent shall have received the following, dated as of the date of this Agreement and in form and substance reasonably satisfactory to them and to their special counsel, Latham & Watkins:

                (i) a certificate of the Secretary or Assistant Secretary of each of Newco and the Borrower certifying as to the attached copy of the resolutions adopted by the board of directors of such Person or their Subsidiaries, as applicable, authorizing, to the extent applicable, the execution, delivery and performance of each of this Agreement and each of the other Transaction Documents;

                (ii) a certificate of the Secretary or Assistant Secretary of each of Newco and the Borrower certifying as to attached copies of the articles or certificate of incorporation and by-laws of such Person as in effect on the date of this Agreement; and

                (iii) a certificate of the Secretary or Assistant Secretary of each of Newco and the Borrower, dated the date of this Agreement, as to the incumbency and signatures of the Officers of such Person, authorized, to the extent applicable, to act with respect to this Agreement, the Recco Credit Facility, the Powercoal Credit Facility, the Related Documents and each of the other Transaction Documents.

            Section 5.2. Closing. Upon satisfaction of the conditions set forth herein, each of the Lenders shall disburse the proceeds of its Bridge Loan made pursuant to Section 2.1(a) by wire transfer of immediately available funds to the account designated by the Borrower in New York, New York or London, England, against delivery to the Lenders of Bridge Notes in the names and denominations specified by the Lenders (the "Closing"). The Borrower shall give the Lenders at least three (3) Business Days' notice of the expected date of such Closing (the "Closing Date"). The Closing shall take place at such place as shall be agreed upon by the Lenders and the Borrower.

            Section 5.3. Conditions of the Lenders' Obligations. (a) The obligation of each of the Lenders to make its Bridge Loan made pursuant to
Section 2.1(a) on the Closing Date in the amount of its Bridge Loan Commitment is several and not joint and is subject to the prior or concurrent satisfaction on the Closing Date of each of the following conditions:

                (i) Representations and Warranties; Agreements; No Default. The representations and warranties of Newco and the Borrower set forth in or incorporated by reference in Sections 3.2, 3.3 and 3.4(a) of this Agreement in relation to the Borrower or Newco only (excluding references to their Subsidiaries) shall be true and correct at and as if repeated on and as of the Closing Date after giving effect to the Transaction. There shall exist no Event of Default described in Section 7.1(h) in relation to Newco or the Borrower only (excluding references to their Subsidiaries).

                (ii) Fees. All fees and expenses due to any Lender or their respective affiliates and all actions required to be taken on or before the Closing Date in connection with this Agreement, the Engagement Letter, any of the other Loan Documents or otherwise shall have been paid in full.

                (iii) The Paying Agent shall have received executed copies of the Registration Rights Agreement, the Stockholders Agreement and the Escrow Agreement. All such documents shall have been duly authorized, executed and delivered by Newco or the Borrower.

                (iv) The Escrow Agent shall have received, and be holding in escrow for the benefit of the Lenders, executed and delivered Escrowed Shares dated in blank.

                (v) Concurrent Transactions. All of the outstanding Capital Stock and other Equity Interests of the Powercor Members and their respective Subsidiaries and other assets (as of the date hereof) shall have been transferred to Newco. All conditions precedent to borrowings under the Riki Credit Facility to finance the Offer shall have been satisfied or waived (other than any such condition in such agreement requiring that the borrowings shall have been made under this Agreement, the Powercoal Credit Facility or any other Credit Facility and/or the proceeds of such borrowings have been made available to Bidco). The actions set forth in Clauses (b) (ii) and (iii) of the definition of "Equity Financing" herein shall have been consummated. All conditions precedent to borrowings under the Recco Credit Facility and the Powercoal Credit Facility to finance the Offer shall have been satisfied or waived (other than any condition in any such agreement requiring that Borrowings shall have been made under this Agreement, the Riki Credit Facility or any other Credit Facility and/or the proceeds of such borrowings have been made available to Bidco).



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

                (vi) Offer. The Offer shall have become or been declared unconditional in all respects without Bidco having declared the Offer or permitted the Offer to become unconditional in circumstances where any provision of Section 4.24 other than paragraph (a)(ii) or (iii) is breached thereby.

            (b) The obligation of each of the Lenders to make Bridge Loans made pursuant to Section 2.1(b) is several and not joint and is subject to the prior or concurrent satisfaction on the date of the making of such Loan of each of the following conditions:

                (i) Representations and Warranties; Agreements; No Default. The representations and warranties of Newco and the Borrower set forth in or incorporated by reference in this Agreement and each other Loan Document shall be true and correct at and as if repeated on and as of the making of such Loan after giving effect to the making of such Loan. Each of Newco and the Borrower shall have performed all agreements on its part to be performed pursuant to this Agreement on or prior to the date of the making of such Loan and there shall exist no Default or Event of Default.

                (ii)    Fees.   All fees and expenses due to any Lender or their
respective affiliates on or before the date of the making of such Loan in connection with this Agreement, the Engagement Letter, any of the other Loan Documents or otherwise shall have been paid in full.

                (iii) Change of Control. There shall not have occurred a Change of Control.

                (iv) The aggregate principal amount of the Bridge Loans to be made on such date by such Lender does not, when taken together with the aggregate principal amount of all Bridge Loans made by such Lender pursuant to
Section 2.1(b) on or prior to such date, exceed such Lender's Dedicated Interest Commitment.

                (v) The Borrower shall have given the Arrangers at least three (3) Business Days' notice of its intention to incur Bridge Loans pursuant to Section 2.1(b) hereof which notice shall include the date of incurrence and the aggregate amount of such Bridge Loans and shall have delivered to the Arrangers Bridge Notes evidencing such Bridge Loans duly completed and executed, in the appropriate amounts.

            (c) Each borrowing of the Bridge Loans shall constitute a joint and several representation and warranty by each of Newco and the Borrower to the effect that the applicable conditions precedent set forth in this Article V are satisfied on the date of such borrowing.



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

                                   ARTICLE VI

             TRANSFER OF THE SECURITIES; REPRESENTATIONS OF LENDERS

                Section 6.1. Transfer of the Securities. Each Lender acknowledges that the Loans have not been registered under the Securities Act and represents and agrees that it is acquiring the Loans and the Securities for its own account and that it will not, directly or indirectly, transfer, sell, assign, pledge or otherwise dispose of its Loans or Securities (or any interest therein) unless such transfer, sale, assignment, pledge or other disposition is made (i) pursuant to an effective registration statement under the Securities Act or (ii) pursuant to an available exemption from registration under, and otherwise in compliance with, the Securities Act. Each Lender represents, warrants, covenants and agrees to and with the Borrower and Newco that it is either (i) a qualified institutional buyer within the meaning of Rule 144A under the Securities Act acting for its own account or the account of one or more other qualified institutional buyers, and is aware that the Borrower and Newco may rely upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A thereunder or (ii) an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act. Each of the Lenders acknowledges that the Securities will bear a legend restricting the transfer thereof in accordance with the Securities Act and the rules and regulations thereunder to the extent set forth in Section 3.12.

                Subject to the provisions of the previous paragraph, each of Newco and the Borrower agrees that each Lender will be free to sell or transfer all or any part of the Loans or the Securities (including, without limitation, participation interest in the Loans) to any third party and to pledge any or all of the Securities to any commercial bank or other institutional lender. Any assignment by any Lender of all or any part of such Lender's rights and obligations hereunder and under the other Loan Documents shall be made pursuant to an Assignment and Acceptance executed by the assigning Lender, the assignee and delivered to the Paying Agent for recording in the Loan Register.

                Section 6.2. Replacement Securities Upon Transfer or Exchange. Upon surrender of any Securities by any Lender in connection with any permitted transfer or exchange, the Borrower will execute and deliver in exchange therefor a new Security or Securities of the same aggregate tenor and principal amount, payable to the order of such Persons and in such denominations as such Lender may request. The Borrower may require payment by such Lender of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer.

                Section 6.3. Register. The Paying Agent on behalf of the Borrower shall maintain a register of the principal amount of the Loans held by each Lender and any interest due and payable with respect thereto and a copy of each Assignment and

Acceptance delivered to it. The entries in the Loan Register shall be conclusive, in the absence of manifest error, and the Borrower, the Paying Agent and the Lenders shall treat each Person whose name is recorded in the Loan Register as the owner of a Loan or other Obligation hereunder as the owner thereof for all purposes of this Agreement, notwithstanding any notice to the contrary. Any assignment of any Loan or other Obligation shall be effective only upon appropriate entries with respect thereto being made in the Loan Register. The Paying Agent will allow any Lender to inspect and copy such register at the Paying Agent's principal place of business during normal business hours.


                                   ARTICLE VII

                                EVENTS OF DEFAULT

            Section 7.1. Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default":

            (a) any representation or warranty made or deemed made by Newco or the Borrower herein or that is contained in any certificate, document or financial or other statement furnished by either of them at any time under or in connection with any Loan Document or shall prove to have been incorrect in any material respect on or as of the date made or deemed made;

            (b) the Borrower defaults in the payment of the principal of or premium on any of the Loans, when the same shall become due and payable, whether at stated maturity, upon acceleration, upon redemption, or otherwise;

            (c) the Borrower defaults in the payment of any interest upon any of the Loans, when the same becomes due and payable and such default continues for five Business Days;

            (d) the Borrower defaults in the payment of any other amounts payable under this Agreement which, in the aggregate, exceed $1,000,000 (or the Dollar Equivalent thereof) and such default continues for five Business Days;

            (e) Newco or the Borrower or any of their Subsidiaries fails to observe or perform any of its covenants or agreements contained in Article IV;

            (f) Newco or the Borrower or any of their Subsidiaries fails to observe or perform any of its covenants or agreements (other than those set forth in clause (e) above) contained in any of the Loan Documents, and such failure continues for a period of 30 days;

            (g) (x) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Newco or any of its Material Subsidiaries (or the payment of which is guaranteed by Newco or any of its Material Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of the this Agreement, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a default described in clause (a) above or the maturity of which has been so accelerated aggregates $50.0 million (or the Dollar Equivalent thereof) or more or (y) failure to make any payment in respect of any Material Hedging Obligations when due.

            (h)  (i)    any order is made or resolution passed or any legal
proceedings are initiated or are consented to by Newco, the Borrower or any Material Subsidiary or any petition shall be presented or legal proceeding commenced by any Person (and not, where that Person is unconnected with Newco, the Borrower or such Material Subsidiary save for being a creditor thereof, discharged or stayed within twenty-one days in the case of both legal proceedings and such petition) for the suspension of payments generally or for any process giving protection against creditors or for the dissolution, termination of existence, liquidation, winding up, bankruptcy or other like process, in each case with respect to Newco, the Borrower or any Material Subsidiary (other than a solvent liquidation, dissolution or winding up of a Material Subsidiary (other than the Borrower or Newco) in a transaction not otherwise prohibited by this Agreement);

                 (ii) a moratorium in respect of all or any debts of Newco, the Borrower or any Material Subsidiary or a composition or an arrangement with creditors generally of Newco, the Borrower or any Material Subsidiary or any other arrangement whereby their respective affairs and/or assets are submitted to the control of or are protected from their respective creditors is applied for, ordered or declared, save where the relevant company is, in good faith, contesting such application, moratorium, composition or arrangement by appropriate proceedings diligently pursued and such application, moratorium, composition or arrangement is discharged within 21 days;

                 (iii) an application is made for the appointment of an administrator (as such term is used in the Insolvency Act 1986) or similar official in relation to Newco, the Borrower or any Material Subsidiary or an administrator or administrative receiver is appointed in respect of Newco, the Borrower or any Material Subsidiary save where the relevant company is, in good faith, contesting such application or appointment by appropriate proceedings diligently pursued and such application is not discharged or appointment rescinded within 21 days or an effective resolution is passed by the directors or shareholders of Newco, the Borrower or any Material Subsidiary for such an application to be made;

                 (iv) a liquidator or provisional liquidator (save as excepted in paragraph (i) of this Section 7.1(h)) or, a trustee, receiver, administrative receiver, manager (being a person acting on behalf of all or any creditors) or similar officer is appointed in respect of Newco, the Borrower or any Material Subsidiary or in respect of (or takes possession of) all or any part of its assets with a value in excess of $50.0 million (or the Dollar Equivalent thereof);

                 (v) Newco, the Borrower or any Material Subsidiary is declared or deemed pursuant to any applicable legislation to be insolvent or is deemed pursuant to any applicable legislation to be unable, or admits in writing its inability, to pay its debts as they fall due or stops or threatens to stop payment of its debts generally or becomes insolvent within the terms or any applicable law excluding Section 123(1)(a) of the Insolvency Act of 1986;

                 (vi) any distress, execution, attachment, sequestration or other like process affects Newco, the Borrower or any Material Subsidiary save where (i)(A) the relevant Person is, in good faith, contesting the distress, execution, attachment, sequestration or other like process by appropriate proceedings diligently pursued or (B) such process is discharged within 21 days or (C) such process is being pursued in respect of an amount due not exceeding (pound)30,000,000 and (ii) the ability of Newco or the Borrower to comply with its obligations under the Loan Documents will not be materially and adversely affected while such distress, execution, attachment, sequestration or other process is being so contested;

                 (vii) there occurs, in relation to Newco, the Borrower or any Material Subsidiary in any country or territory in which it is incorporated or carries on business or to the jurisdiction of whose courts it or any part of its assets is subject, any event which, in the reasonable opinion of the Majority Lenders, corresponds in that country or territory with any of the events mentioned in Section 7.1(h) or Newco, the Borrower or any Material Subsidiary otherwise becomes subject, in any of those countries or territories, to any law or proceedings relating to insolvency, bankruptcy, liquidation, reorganization or dissolution having a similar effect to the events mentioned in Section 7.1(h);

            (i) all or any material part of the assets of Riki, Newco, the Borrower or any of their Material Subsidiaries is seized, nationalized, expropriated or compulsorily acquired by, or by the order of, any Governmental Entity;

            (j)  (i)    any License (or any replacement License as contemplated
in paragraph (a) below) is:

                        (a) Revoked or surrendered other than in circumstances which permit Target or any of its Subsidiaries to carry on the electricity distribution generation and supply business of Target substantially as is engaged in or the date of this Agreement either without a License (as a result of a change to the Act) or with a new License whose terms are not materially less favorable than those of the License in force prior to such revocation or surrender; or

                        (b) Any amendment is made to the terms and conditions of a License and the amendment has a Material Adverse Effect and, if the amendment is required pursuant to a law or regulation applying to the electricity industry as a whole, within 30 days Newco and the Paying Agent (on behalf of the Lenders) have not agreed new terms for this
                                            ---
                              Agreement acceptable to the Majority Lenders; or

                        (ii) Target or any of its Subsidiaries fails to comply with a final order (within the meaning of Section 25 of the Act) or with a provisional order (within the meaning of that section) which has been confirmed under that section (and not since been revoked);

                  (k) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against Newco or any of its Subsidiaries and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days, if the aggregate of all such undischarged judgments exceeds $50.0 million (or the Dollar Equivalent thereof);

                  (l) Newco's Obligations under its Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or Newco, or any Person acting on behalf of Newco, shall deny or disaffirm its Obligations under its Guarantee; or

                  (m) an Erisa Event shall have occurred that, in the opinion of the Majority Lenders, when taken together with all other ERISA Events, could reasonably be expected to have a Material Adverse Effect; or

                  (n) a Change of Control shall have occurred on or prior to the Closing Date.

                  Section 7.2. Acceleration. If any Event of Default (other than an Event of Default specified in Section 7.1(h) applicable to Newco, the Borrower or any Material Subsidiary other than the Target and its Subsidiaries) occurs and is continuing, the Lenders holding at least a majority in aggregate principal amount of the then outstanding Loans may, by written notice to the Borrower, declare the unpaid principal of and any accrued and unpaid interest and fees on all of the Loans to be immediately due and payable; provided, that during the period commencing with the date hereof and ending on the Termination Date, the Lenders shall not be entitled to terminate or rescind this Agreement or the Commitments without the consent of the Borrower or seek to enjoin the use of proceeds in any manner permitted hereby. Upon such declaration, all Obligations in respect of the Loans shall become immediately due and payable. If an Event of Default specified in Section 7.1(h) applicable to Newco, the Borrower or any Material Subsidiary other than the Target and its Subsidiaries occurs, all Obligations in respect of the Loans shall ipso facto become and be immediately due and payable without any declaration, notice or other act on the part of any Lender; provided, that during the period commencing with the date hereof and ending on the Termination Date, the Lenders shall not be entitled to terminate or rescind this Agreement or the Commitments without the consent of the Borrower or seek to enjoin the use of proceeds in any manner permitted hereby.

                  Notwithstanding anything to the contrary in the preceding paragraph, during the Cleanup Period, none of the Paying Agent or any Lender may declare that an Event of Default has occurred, or declare the Loans to be due and payable, as a result solely of one or more Defaults described in Section 7.1(a) or (e) (except for a Default in respect of Section 4.1, 4.22, 4.23 or 4.25) or paragraph (f) or clause (x)(b) of paragraph (g) of Section 7.1 insofar as it involves Indebtedness of the Target or any of its subsidiaries to the extent such Indebtedness is refinanced in connection with the Offer; provided that, the event or circumstance giving rise to such Default (i) directly relates to the Target or any of its subsidiaries (or any of their businesses, assets or liabilities), (ii) is capable of being cured or remedied during the Cleanup Period and (iii) except to the extent it involves Indebtedness of the Target or any of its subsidiaries to the extent such Indebtedness is refinanced in connection with the Offer, the Responsible Officers of Newco or the Borrower were not aware of such event of circumstance prior to the Closing Date; provided, further, that the Paying Agent and the Lenders shall be entitled to exercise any and all rights and remedies granted to them hereunder and under the Loan Documents with respect to an occurrence or continuation of any such Event of Default after the Cleanup Period.

                  Section 7.3. No Avoidance of Premium. In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of Newco or any of its Subsidiaries with the intention of avoiding payment of the premium that the Borrower would have had to pay upon prepayment of the Loans pursuant to this Agreement, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Loans in accordance with Section 7.2.



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

            Section 7.4. Rights and Remedies Cumulative. No right or remedy herein conferred upon or reserved to the Lenders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent or subsequent assertion or employment of any other appropriate right or remedy.

            Section 7.5. Delay or Omission Not Waiver. No delay or omission by any Lender to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Lenders may be exercised from time to time, and as often as may be deemed expedient, by the Lenders.

            Section 7.6. Waiver of Past Defaults. Subject to Section 11.3, the Majority Lenders by written notice to the Borrower may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest that has become due solely because of the acceleration) have been cured or waived.

            Section 7.7. Rights of Lenders To Receive Payment. Notwithstanding anything to the contrary contained in this Agreement, the right of any Lender to receive payment of principal of and interest on the Loans and Bridge Notes held by such Lender, on or after the respective due dates expressed in this Agreement or the Bridge Notes, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Lender.


                                  ARTICLE VIII

                              PERMANENT SECURITIES

            Section 8.1. Permanent Securities. Newco and the Borrower shall use their best efforts to do all things required in the reasonable opinion of the Investment Banks in connection with the sale of the Permanent Securities, including, but not limited to (i) no later than three days following the Closing Date, commencing the preparation of a Rule 144A offering memorandum or registration statement under the Securities Act with respect to the Permanent Securities, and other documentation (including an indenture), all as deemed reasonably necessary by the Investment Banks, to effect the offering of Permanent Securities, (ii) no later than 90 days following the Closing Date, delivering to the Investment Banks such unaudited consolidated and pro forma financial information, projections as to future operations and such other financial information relating to Newco and its Subsidiaries and their respective businesses and any probable or recently completed acquisition as may be reasonably requested by the Investment Banks,
(iii) no later than 90 days following the Closing Date, finalizing the Offering Documents in form and substance reasonably satisfactory to the Investment Banks, Newco, and the Borrower, including, if applicable, filings of a registration statement under the Securities Act, (iv) no later than 90 days following the Closing Date, making appropriate Officers of Newco and its Subsidiaries available to the Investment Banks for meetings with prospective purchasers of the Permanent Securities and preparing and presenting to potential investors road show material in a manner consistent with other new issuances of high yield debt securities and (v) executing an underwriting or purchase agreement substantially in the form of Goldman's standard underwriting or purchase agreement, as the case may be, modified as appropriate to reflect the terms of the transactions contemplated thereby and containing such terms, covenants, conditions, representations, warranties and indemnities as are customary in similar transactions and providing for the delivery of legal opinions, comfort letters, and Officer's Certificates, all in form and substance reasonably satisfactory to the Investment Banks and their counsel, as well as such other terms and conditions as the Investment Banks and their counsel may in their reasonable discretion consider appropriate in light of then prevailing market conditions applicable to similar financings or in light of any aspect of the transactions contemplated hereby that requires such other terms or conditions. The proceeds from the issuance of the Permanent Securities shall be used to prepay the Loans pursuant to Section 2.5.




                                   ARTICLE IX

                                   TERMINATION

          Section 9.1. Termination. (a) The Lenders, by notice to the Borrower, may terminate the Commitments under this Agreement at any time after the earlier of (i) the date that is 200 days after the Announcement Date, (ii) the date that is the later of (A) three months after the Unconditional Date and (B) the date that is 49 days after the first date on which Bidco first becomes entitled to implement the procedures set out in Section 429 of the Companies Act 1985 of England and Wales and (iii) the date that is 200 days from the date hereof (such earlier date, the "Termination Date").

          (b) The Dedicated Interest Commitment shall terminate at the close of business (New York City time) on the date that is 365 days after the Closing Date.

          Section 9.2. Liability. If this Agreement is terminated pursuant to this Article IX, such termination shall be without liability of any party to any other party, except that, whether or not the transactions contemplated by this Agreement are consummated, (i) the Borrower and Newco shall reimburse the Lenders for all their reasonable out-of-pocket expenses pursuant to Section 13.1 and the Engagement Letter and (ii) the indemnity provisions contained in Article XI shall remain operative and in full force and effect.



                                    ARTICLE X

                                    GUARANTEE

          Section 10.1.     The Guarantee.

          (a) Newco hereby absolutely, unconditionally and irrevocably guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest, fees and premium (if any) on the Loans and the Bridge Notes, and the full and punctual payment of all other Obligations of the Borrower under this Agreement, the Bridge Notes and the other Loan Documents, including all reasonable costs of collection and enforcement thereof and interest thereon which would be owing by the Borrower but for the effect of any Bankruptcy Law (collectively, the "Guaranteed Obligations"). Newco understands, agrees and confirms that each of the Lenders may enforce this Guarantee up to the full amount guaranteed by Newco hereunder against Newco without proceeding against any other obligor, against any security for the Guaranteed Obligations. All payments made by Newco under this Guarantee shall be paid at the place and in the manner specified in Section 2.10. Newco agrees that this is a continuing Guarantee of payment and not merely a Guarantee of collection.

          (b) The obligations of Newco hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

          (i) any extension, renewal, settlement, compromise, waiver or release in respect of any Obligation of the Borrower under this Agreement, the Bridge Notes or any other Loan Document, by operation of law or otherwise;

          (ii) any modification or amendment of or supplement to this Agreement, the Bridge Notes or any of the other Loan Documents;

          (iii) any release, non-perfection or invalidity of any direct or indirect security for, or any other Person's guarantee of, any of the Guaranteed Obligations;

          (iv) any change in the corporate existence, structure or ownership of the Borrower or any other guarantor of the Borrower's Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or any obligor or any of their respective assets or any resulting release or discharge of any Obligation of the Borrower contained in the Loan Documents;

          (v) the existence of any claim, set-off or other rights which any obligor may have at any time against the Borrower or any other Person, whether in connection herewith or with any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

          (vi) any invalidity or unenforceability relating to or against the Borrower for any reason of this Agreement, the Bridge Notes or any other Loan Document, or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower of the principal of, interest, premium or fees on the Loans or any other amount payable by the Borrower under this Agreement, the Bridge Notes or any of the other Loan Documents; or

          (vii) any other act or omission to act or delay of any kind by the Borrower or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of Guaranteed Obligations hereunder.

          (c) Newco hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Borrower, any right to require a proceeding first against the Borrower or obligor, protest, notice and all demands whatsoever and covenants that, subject to this Article X, this Guarantee shall not be discharged except by complete payment and performance of all Guaranteed Obligations.

          (d) If any Lender is required by any court or otherwise to return to the Borrower or Newco, or any Custodian for the Borrower or any of the other obligor or their respective assets, any amount paid to any Lender, this Guarantee, to the extent of the amount so returned, shall be reinstated in full force and effect.

          (e) Newco agrees that it shall not be entitled to any right of subrogation in relation to the Lenders in respect of any Guaranteed Obligations until payment in full of all Guaranteed Obligations. Newco further agrees that
(i) the maturity of the Guaranteed Obligations may be accelerated as provided in
Section 7.2 notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in
Section 7.2, such

Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by Newco for the purpose of this Guarantee.

          Section 10.2. Limitation on Liability. Newco and, by its acceptance of any Bridge Note, each Lender, hereby confirms that it is the intention of all such parties that this Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar law to the extent applicable to this Guarantee. To effectuate the foregoing intention, the Lenders and Newco hereby irrevocably agree that the Obligations of Newco under this Guarantee shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of Newco that are relevant under such laws, result in the Obligations of Newco under the Guarantee not constituting a fraudulent transfer or conveyance.

          Section 10.3. Stay of Acceleration. In the event that acceleration of the time for payment of any Guaranteed Obligation is stayed upon insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of this Agreement and the Bridge Notes shall nonetheless by payable by Newco forthwith on demand by any Lender.


                                   ARTICLE XI

                                    INDEMNITY

          Section 11.1. Indemnification. The Borrower and Newco (each, an "Indemnifying Party" and, collectively, the "Indemnifying Parties") jointly and severally agree to indemnify and hold harmless each Lender and their respective controlling Persons and Affected Parties and each director, officer, employee, affiliate and agent thereof (each, an "Indemnified Party") from and against any and all losses, claims, damages and liabilities, joint or several, to which any Indemnified Party may become subject relating to or arising out of or in connection with the transactions contemplated by this Agreement (including the use of the proceeds of the Loans) or any related transaction, and to reimburse each Indemnified Party, promptly upon demand, for expenses (including reasonable counsel fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened loss, claim, damage or liability, or any litigation, proceeding or other action in respect thereof, including any amount paid in settlement of any litigation, proceeding or other action (commenced or threatened) to which the Indemnifying Parties shall have consented in writing (such consent not to be unreasonably withheld) whether or not any Indemnified Party is a party and whether or not liability resulted; provided, however, that the indemnity contained in this
Section 11.1 will not apply to any Indemnified Party with respect to losses, claims,


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

damages, liabilities or related expenses arising from the willful misconduct or gross negligence of such Indemnified Party.

          Section 11.2. Indemnity not Available. If indemnification were for reason of public policy not to be available, the Indemnifying Party, on the one hand, and the Lenders, on the other hand, agree to contribute (in proportion to their respective Commitments in the case of the Lenders) to the losses, claims, damages, liabilities or expenses (or any investigation, claim, litigation, proceeding or other action (collectively, an "Action") in respect thereof) for which such indemnification is held unavailable in such proportion as is appropriate to reflect the relative benefits to the Indemnifying Party, on the one hand, and the Lenders, on the other hand, in connection with the matter giving rise to such losses, claims, damages, liabilities or expenses (or actions in respect thereof). Newco and the Borrower agree that for the purposes of this
Section 11.2 the relative benefits to Newco and its Subsidiaries on the one hand, and the Indemnified Parties on the other hand, of the transactions contemplated by this Agreement, including, without limitation, the Loans and the other transactions contemplated by any of their document in any way relating to any Loan, including the use of the proceeds of the Loans shall be deemed to be in the same proportion that the proceeds of all Loans made or to be made to the Borrower bears to the interest and fees paid or to be paid to the Lenders in connection with the Loans; provided, however, that, to the extent permitted by applicable law, in no event shall the Indemnified Parties be required to contribute an aggregate amount in excess of the aggregate interest and fees actually paid to the Lenders in connection with the Loans. The foregoing contribution agreement shall be in addition to any rights that any Indemnified Party may have at common law or otherwise. No investigation or failure to investigate by any Indemnified Party shall impair the foregoing indemnification and contribution agreement or any right an Indemnified Party may have.

          Section 11.3. Settlement of Claims. Newco and the Borrower agree that, neither it nor any of its Subsidiaries will settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification or contribution could be sought under
Section 11.1 or 11.2 (whether or not any Indemnified Party is an actual or potential party to such claim, action or proceeding), unless such settlement, compromise or consent includes any unconditional release of each Indemnified Party from all liability arising out of such claim, action or proceeding.

          Section 11.4. Appearance Expenses. If an Indemnified Party is requested or required to appear as a witness in any action brought by or on behalf of or against Newco or any Affiliate thereof in which such Indemnified party is not named as a defendant, the Borrower agrees to reimburse such Indemnified Party for all reasonable expenses incurred by it in connection with such Indemnified Party's


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

appearing and preparing to appear as such a witness, including, without limitation, the reasonable fees and disbursements of its legal counsel.

          Section 11.5. Indemnity for Taxes, Reserves and Expenses. If, after the date hereof, the adoption of any law or guideline or any amendment or change in the administration, interpretation or application of any existing or future law or guideline by any Governmental Entity charged with the administration, interpretation or application thereof, or the compliance with any request or directive of any Governmental Entity (whether or not having the force of law made or issued after the date hereof):

          (a) subjects any Affected Party to any tax of any kind with respect to this Agreement or the Bridge Notes or changes the basis of taxation of payments of amounts due hereunder or thereunder or with respect to this Agreement or the Related Documents, (including, without limitation, any sales, gross receipts, general corporate, personal property, privilege or license taxes, and including claims, losses and liabilities arising from any failure to pay or delay in paying any such tax (unless such failure or delay results solely from such Affected Party's negligence or willful misconduct), but excluding (i) federal, state or local taxes based on net income incurred by such Affected Party arising out of or as a result of this Agreement, the Notes or the Related Documents and (ii) Taxes, Other Taxes and any taxes, levies, imposts, deductions, charges or withholding that are excluded under Section 2.11(a));

          (b) imposes, modifies or deems applicable any reserve (including, without limitation, any reserve imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets held by, credit extended by, deposits with or for the account of, or other acquisition of funds by, any Affected Party;

          (c) shall change the amount of capital maintained or requested or directed to be maintained by an Affected Party; or

          (d) imposes upon an Affected Party any other condition or expense (including, without limitation, (i) loss of margin and (ii) attorneys' fees and expenses, expenses incurred by officers or employees of an Affected Party (or any successor thereto) and expenses of litigation or preparation therefor in contesting any of the foregoing) with respect to this Agreement or the Related Documents or the purchase, maintenance or funding of the Loans by an Affected Party, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, reduce the rate of return on capital of, or impose any expense (including loss of margin) upon, an Affected Party with respect to this Agreement, the


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

obligations hereunder, the Related Documents or the funding of the Loans hereunder, the Affected Party may notify the Indemnifying Party of the amount of such increase, reduction, or imposition, and the Indemnifying Parties shall pay to the Affected Party the amount the Affected Party deems necessary to compensate the Affected Party for such increase, reduction or imposition which determination shall be conclusive. Such amounts shall be due and payable by the Indemnifying Parties 15 days after such notice is given.

          Section 11.6. Survival of Indemnification. The provisions contained in this Article XI shall remain in full force and effect whether or not any of the transactions contemplated hereby are consummated and notwithstanding the termination of this Agreement or the payment in full of all Obligations hereunder. The amounts payable by any Indemnifying Party under this Article XI shall be payable whether or not any of the transactions contemplated under this Agreement are consummated.

          Section 11.7. Liability Not Exclusive; Payments. The agreements of each Indemnifying Party in this Article XI shall be in addition to any liability that each may otherwise have. All amounts due under this Article XI shall be payable as incurred upon written demand therefor.


                                   ARTICLE XII

                            THE AGENT; THE ARRANGERS

          Section 12.1. Appointment. Each Lender hereby irrevocably designates and appoints the Paying Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each such Lender irrevocably authorizes the Paying Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Paying Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Paying Agent shall have no duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Paying Agent.

          Section 12.2. Delegation of Duties. The Paying Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to the advice of counsel concerning all matters pertaining to such duties. The Paying Agent shall be responsible for the


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

negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

          Section 12.3. Exculpatory Provisions. Neither the Paying Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Documents (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by Newco or the Borrower or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Paying Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of Newco or the Borrower to perform its obligations hereunder or thereunder. The Paying Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of Newco or the Borrower.

          Section 12.4. Reliance by Agent. The Paying Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to Newco or the Borrower), independent accountants and other experts selected by the Paying Agent. The Paying Agent may deem and treat the payee of the Bridge Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Paying Agent. The Paying Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Paying Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Majority Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.

          Section 12.5. Notice of Default. The Paying Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Paying Agent has received notice from a Lender, Newco


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

or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a 'notice of default'. In the event that the Paying Agent receives such a notice, the Paying Agent shall give notice thereof to the Lenders. The Paying Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Majority Lenders; provided that unless and until the Paying Agent shall have received such directions, the Paying Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

          Section 12.6. Non-Reliance on Agent and Other Lenders. Each Lender expressly acknowledges that neither the Paying Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by any of the Paying Agent hereafter taken, including any review of the affairs of Newco or the Borrower, shall be deemed to constitute any representation or warranty by the Paying Agent to any Lender. Each Lender represents to the Paying Agent that it has, independently and without reliance upon the Paying Agent or any other Lenders, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and credit worthiness of Newco and the Borrower and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Paying Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and credit worthiness of Newco and the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Paying Agent hereunder, the Paying Agent shall have no any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or credit worthiness of Newco or the Borrower which may come into the possession of the Paying Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

          Section 12.7. Indemnification. The Lenders agree to indemnify the Paying Agent in its capacity as such (to the extent not reimbursed by the Borrower or Newco and without limiting the obligation of the Borrower and Newco to do so), ratably according to their respective Commitments in effect on the date on which indemnification is sought, from and against any and all liabilities, obligations,. losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (include, without limitation, at any time following the payment of the Loans) be imposed on, incurred by or asserted against


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

the Paying Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Paying Agent under or in connection with any of the foregoing, provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Paying Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Loans and all other amounts payable hereunder.

          Section 12.8. Agent, in Its Individual Capacities. The Paying Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower as though the Paying Agent was not acting in such capacities hereunder and under the other Loan Documents. With respect to the Loans made or renewed by it and the Bridge Note issued to it the Paying Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Paying Agent, and the terms "Lender" and "Lenders" shall include the Paying Agent in its individual capacity.

          Section 12.9. Successor Paying Agent. The Paying Agent, may resign as Paying Agent upon 30 days' notice to the Lenders. If the Paying Agent shall resign as Paying Agent under this Agreement and the other Loan Documents then the Majority Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent (provided that it shall have been approved by the Borrower), shall succeed to the rights, powers and duties of the Paying Agent, hereunder. Effective upon such appointment and approval, the term "Paying Agent" shall mean and include such successor agent, and the former Paying Agent's rights, powers and duties as Paying Agent shall be terminated, without any other or further act or deed on the part of such former Paying Agent any of the parties to this Agreement or any holders of the Loans. After any retiring Paying Agent's resignation as Paying Agent the provisions of this Article XII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Paying Agent under this Agreement and the other Loan Documents.

          Section 12.10. Successor Paying Agent. Except as expressly set forth herein, the Arrangers, in their capacity as such, shall have no duties or responsibilities, and shall incur no liabilities, under this Agreement or the other Loan Documents.


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

                                  ARTICLE XIII

                                  MISCELLANEOUS

          Section 13.1. Expenses; Documentary Taxes. Newco and the Borrower agree to pay all reasonable out-of-pocket expenses (including, without limitation, expenses incurred in connection with due diligence of the Lenders) associated with the preparation, execution and delivery, administration, waiver, enforcement or modification and enforcement of the documentation contemplated hereby; provided that, except with respect to any such enforcement, Newco and the Borrower shall not be obligated to reimburse any Lender, other than the Paying Agent, with respect to the fees and expenses of their counsel. Newco and the Borrower agree to indemnify the Lenders against any transfer taxes, documentary taxes, assessments or charges made by any Governmental Entity by reason of the execution and delivery, or the terms, of this Agreement, the Bridge Notes or the other Loan Documents.

          Section 13.2. Notices. All notices and other communications pertaining to this Agreement or any Bridge Note shall be in writing and shall be delivered
(a) in Person (with receipt acknowledged), (b) by facsimile (confirmed immediately in writing by a copy mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as hereafter set forth), or (c) mailed by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                (i)    If to the Paying Agent, to it at:

                       399 Park Avenue
                       New York, New York  10043
                       Attention:  Ray Cubero
                       Facsimile No.:  (212) 559-0292

                       with a copy to:

                       Latham & Watkins
                       885 Third Avenue, Suite 1000
                       New York, New York  10022
                       Attention:  Kirk A. Davenport, Esq.
                       Facsimile No.:  (212) 751-4864

                (ii) If to any Lender, to it at its address set forth on the signature pages hereto:


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

                (iii)  If to Newco or the Borrower, to it at:

                       700 NE Multnomah
                       Suite 1600
                       Portland, Oregon  97232
                       Attention:  William E. Peressini
                                   Vice President and Treasurer
                       Facsimile No.:  (503) 731-2017

                       with a copy to:

                       Stoel Rives LLP
                       700 NE Multnomah
                       Suite 950
                       Portland, Oregon  97232
                       Attention:  John M. Schweitzer, Esq.
                       Facsimile No.:  (503) 230-1907

or to such other Person or address as shall be furnished in writing delivered to the other parties in compliance with this Section.

          Section 13.3.     Consent to Amendments and Waivers.

          (a) Except as provided in Section 13.3(b), this Agreement and the Bridge Notes may be amended or supplemented with the consent of Newco, the Borrower and the Majority Lenders and any existing default or compliance with any provision of this Agreement or the Bridge Notes may be waived with the consent of the Majority Lenders. Bridge Notes held by the Borrower or any of its Affiliates will not be deemed to be outstanding for purposes of this Section 13.3.

          (b) Without the consent of Newco, the Borrower and each Lender affected, an amendment or waiver may not: (i) reduce the principal amount of any Loan, (ii) change the fixed maturity of any Loan, (iii) reduce the rate of or change the time for payment of interest on any Loan, (iv) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest or premium on the Loans or an other amounts payable under any of the Loan Documents, (v) make any Loan payable in money other than that stated in the applicable Loan, (vi) make any change in the provisions of this Agreement relating to the rights of Lenders to receive payments of principal of, premium, if any, or fees, interest on the Loans, provided that the Majority Lenders may waive any mandatory prepayment of Loans required by Section 2.5 other than a mandatory prepayment with the proceeds of the Permanent Securities, (vii) make any change to the provisions of Article VIII which would adversely affect the rights of any Lender, (viii) release Newco from its Guarantee or (ix) make any change in the foregoing amendment and waiver provisions. Notwithstanding the foregoing: (A) any amendment to the provisions of Section 4.20 shall require the consent of the Lenders holding at least 75% in aggregate principal amount of the Loans then outstanding if such amendment would adversely affect the rights of any Lender, (B) without the consent of Newco, the Borrower and each Lender affected thereby, an amendment or waiver may not change or extend any Commitment of any Lender or decrease or extend the date for payment of the fees of any Lender under any Loan Document and, (C) no amendment or waiver shall amend, modify or otherwise affect the duties of the Paying Agent or any Arranger hereunder or under any other Loan Documents without the prior written consent of the Paying Agent or such Arranger, as the case may be. In addition to the foregoing, no amendment, modification, termination, or waiver of any provision of this Agreement or any other Loan Document which has the effect of changing any scheduled payments, voluntary or mandatory prepayments (or the applications thereof), conditions to making Bridge Loans hereunder, Commitment reductions or the termination of Commitments applicable to any Class (an "Affected Class") in a manner that disproportionately disadvantages such Class relative to the other Class shall be effective without the written concurrence of the Requisite Class Lenders of the Affected Class. Notwithstanding the foregoing, any waiver or change in any of the provisions of Section 4.24 may only be effected with the consent of each of the Arrangers as well as the consent of the Majority Lenders.

          (c) Newco shall not and shall not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Lender for or as an inducement to any consent, waiver or amendment permitted by Section 13.3(a) or (b) unless such consideration is offered to be paid or is paid to all Lenders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

          Section 13.4. Parties. This Agreement shall inure to the benefit of and be binding upon Newco and the Borrower, the Affected Parties and each of their respective successors and assigns. Except as expressly in this Agreement, nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other Person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. Except as expressly provided in this Agreement, this Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Affected Parties and their respective successors and assigns, and for the benefit of no other Person.

          Section 13.5. New York Law; Submission to Jurisdiction; Waiver of Jury Trial. THIS AGREEMENT AND THE BRIDGE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH OF NEWCO, THE BORROWER AND EACH OF THE LENDERS HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES

DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY (EACH, A "NEW YORK COURT") FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THE BRIDGE NOTES, THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF NEWCO, THE BORROWER AND THE LENDERS IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF NEWCO, THE BORROWER AND THE LENDERS IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE BRIDGE NOTES, THIS AGREEMENT, ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          Section 13.6. Replacement Notes. If any Bridge Note becomes mutilated and is surrendered by the applicable Lender to the Borrower, or if any Lender claims that any of its Bridge Notes has been lost, destroyed or wrongfully taken, the Borrower shall execute and deliver to such Lender a replacement Bridge Note, upon the delivery by such Lender of an indemnity to the Borrower to save it and any agent of it harmless in respect of such loss, destruction or wrongful taking with respect to such Bridge Note.

          Section 13.7. Marshalling; Recapture. Neither the Paying Agent nor any Lender shall be under any obligation to marshall any assets in favor of the Borrower or any other party or against or in payment of any or all of the Obligations. To the extent any Lender receives any payment by or on behalf of the Borrower, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to the Borrower or its estate, trustee, receiver, custodian or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the obligation or part thereof which has been paid, reduced or satisfied by the amount so repaid shall be reinstated by the amount so repaid and shall be included within the liabilities of Borrower to such Lender as of the date such initial payment, reduction or satisfaction occurred.

          Section 13.8. Limitation of Liability. No claim may be made by the Borrower, Newco or any other Person against the Paying Agent or any Lender or the Affiliates, directors, officers, employees, attorneys or agents of any of them for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any of their theory of liability arising out of or related to the transactions contemplated by this Agreement or the other Loan Documents, or any act, omission or event occurring in connection therewith; and to the fullest extent permitted by law, the Borrower and Newco hereby waive, release and agree not to sue and shall cause each of its respective Subsidiaries to waive, release or agree not to sue (if required), upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

          Section 13.9. Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken or condition exists.

          Section 13.10. Currency Indemnity. The Borrower acknowledges and agrees that this is a credit transaction which specification of dollars is of the essence and dollars shall be the currency of account and payment in all events. If, pursuant to a judgment or for any other reason, payment shall be made in another currency and such payment, after prompt conversion to dollars and transfer to New York City in accordance with normal banking procedures, falls short of the sum due the Lenders in dollars, the Borrower shall pay the Lender such shortfall and the Lenders shall have a separate cause of action for such amount.

          Section 13.11. Waiver of Immunity. To the extent that the Borrower or Newco has or hereafter may acquire any immunity from:

          (a) the jurisdiction of any court of (i) any jurisdiction in which the Borrower or Newco owns or leases property or assets or (ii) the United States, the State of New York or any political subdivision thereof; or

          (b) from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property and assets, this Agreement, any Loan Document or actions to enforce judgments in respect of any thereof, it hereby irrevocably waives, to the fullest extent permitted by law, such immunity in respect of its obligations under the above-referenced document.

          Section 13.12. Freedom of Choice. The submission to the jurisdiction of the courts referred to in this Article XIII shall not (and shall not be construed so as to) limit the right of any Lender to take proceedings against the Borrower in the courts of any country in which the Borrower has assets or in any other court of competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction (whether concurrently or not) if and to the extent permitted by applicable law.

                  Section 13.13. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party; and all covenants and agreements of the Newco and the Borrower in this Agreement shall bind their respective successors and permitted assigns. Neither Newco nor the Borrower may assign or transfer any of its rights or obligations hereunder (by operation of law or otherwise) without the prior written consent of the Majority Lenders.

                  Section 13.14. Severability Clause. In case any provision in this Agreement or any Bridge Note shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective in such jurisdiction only to the extent of such invalidity, illegality or unenforceability.

                  Section 13.15. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in or incorporated into this Agreement, or contained in Officer's Certificates submitted pursuant hereto, shall remain operative and in full force and effect as of the dates on which they are made until all Obligations in respect of the Loans have been repaid in full, regardless of any investigation made by or on behalf of the Lenders or any controlling Person of the Lenders, or by or on behalf of the Borrower or any controlling Person of the Borrower, and shall survive delivery of the Bridge Notes.

                  Section 13.16. Appointment of Agent. The Borrower designates and appoints Newco and such other Persons as may irrevocably agree in writing to serve as their respective agent to receive on their behalf service of all process in any proceedings in any New York Court, such service being hereby acknowledged by the Borrower to be effective and binding in every respect. If any agent appointed by the Borrower refuses to receive and forward such service, the Borrower hereby agrees that service upon it by mail shall constitute sufficient service.


                            [signature pages follow]

                  IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                   PACIFICORP ENERGYCO


                                   By:/s/ W.E. PERESSINI
                                      ----------------------------------------
                                        Name: W.E. Peressini
                                        Title: Deputy Chief Finance Officer


                                   PACIFICORP GROUP HOLDINGS COMPANY


                                   By:/S/ W.E. PERESSINI
                                      ----------------------------------------
                                        Name:  W.E. PERESSINI
                                        Title: Treasurer

Bridge Loan Commitment: $631,000,000
Dedicated Interest Commitment: $31,500,000


                                  CITIBANK N.A.


                                  By:/s/ THOMAS W. NG
                                     -----------------------------------
                                        Name:  Thomas W. Ng
                                        Title: Attorney-in-Fact


                                  Wire Transfer Instructions

                                  Name of Bank:
                                  Address:


                                  ABA#:
                                  Account Name:

                                  Account No.:
                                  Attention:
                                  Telephone:

Bridge Loan Commitment: $631,000,000
Dedicated Interest Commitment: $31,500,000



                                              GOLDMAN SACHS CREDIT PARTNERS L.P.


                                              By:/s/ EDWARD C. FORST
                                                 ------------------------------
                                                    Name:  Edward C. Forst
                                                    Title: Authorized Signatory


                                              Wire Transfer Instructions

                                              Name of Bank:
                                              Address:


                                              ABA#:
                                              Account Name:

                                              Account No.:
                                              Attention:
                                              Telephone:

Bridge Loan Commitment: $238,000,000
Dedicated Interest Commitment: $12,000,000


                                    MORGAN GUARANTY TRUST COMPANY OF
                                    NEW YORK


                                    By:/s/ KATHRYN SAYKO-YANES
                                       ----------------------------------
                                         Name:  Kathryn Sayko-Yanes
                                         Title: Vice-President


                                    Wire Transfer Instructions

                                    Name of Bank:
                                    Address:


                                    ABA#:
                                    Account Name:

                                    Account No.:
                                    Attention:
                                    Telephone: